EXHIBIT 1.4

EXECUTION COPY

SELLING AGENT AGREEMENT

by and among

HSBC Finance Corporation,

Incapital LLC (as Purchasing Agent)

and the

Agents named herein

November 16, 2007

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November 16, 2007

To Incapital LLC and the Agents listed on

the signature page hereto.

HSBC Finance Corporation, a Delaware corporation (the “Company”), proposes to issue and sell its HSBC Finance InterNotes® due nine months or more from date of issue (the “Notes”). The Notes constitute a part of a series of senior debt securities, unlimited as to aggregate principal amount, to be issued pursuant to the Amended and Restated Indenture for Senior Debt Securities (the “Indenture”) dated as of December 15, 2004, between the Company and The Bank of New York Trust Company, N.A., as trustee (the “Trustee”), which incorporates therein the terms and conditions of the Amended and Restated Standard Multiple-Series Indenture Provisions for Senior Debt Securities dated as of December 15, 2004. The terms of the Notes are described in the Prospectus referred to below.

Subject to the terms and conditions contained in this Selling Agent Agreement (the “Agreement”), the Company hereby (1) appoints Incapital LLC, as purchasing agent (the “Purchasing Agent”), (2) appoints each of the other parties listed on the signature page as agent of the Company (each an “Agent” and together, the “Agents”) for the purpose of soliciting offers to purchase the Notes and each of the Agents hereby agrees to use reasonable best efforts to solicit offers to purchase Notes upon terms acceptable to the Company at such times and in such amounts as the Company shall from time to time specify and in accordance with the terms hereof, and, after consultation with the Purchasing Agent and (3) agrees that whenever the Company determines to sell Notes pursuant to this Agreement, such Notes shall be sold pursuant to a Terms Agreement (as defined herein) relating to such sale in accordance with the provisions of Section V hereof between the Company and the Purchasing Agent, with the Purchasing Agent purchasing such Notes as principal for resale to the Agents or dealers (the “Selected Dealers”), each of whom will purchase such notes as principal. The Company reserves the right to enter into agreements substantially identical hereto with other agents, subject to prior notification to the Purchasing Agent of any such agreements.

I.

The Company has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-3 (Registration No. 333-130580) relating to the Notes and the offering thereof, from time to time, in accordance with Rule 415 under the Securities Act of 1933, as amended (the “1933 Act”), which registration statement became effective upon filing with the SEC (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the SEC, is hereinafter called the “Base Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Notes filed with the SEC pursuant to Rule 424(b) under the 1933 Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto but excluding all Forms T-1 and including any prospectus supplement relating to the Notes that is filed with the SEC and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such registration statement or any part thereof became effective, are hereinafter collectively called the “Registration Statement”; the Base Prospectus, as supplemented by the prospectus supplement dated November 16, 2007 relating to the Notes, is hereinafter called the “Prospectus”; any reference herein to the Base

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Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, as of the date of such prospectus; any reference to any amendment or supplement to the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Notes filed with the SEC pursuant to Rule 424(b) under the 1933 Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and incorporated therein, in each case after the date of the Base Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the 1934 Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; any reference to the “Prospectus as amended or supplemented”, shall be deemed to refer to and include the Prospectus as amended or supplemented (including by the applicable Pricing Supplement (as defined below) filed in accordance with the terms hereof and any other prospectus supplement specifically referred to in such Pricing Supplement) in relation to the Notes to be sold pursuant to this Agreement, in the form filed or transmitted for filing with the SEC pursuant to Rule 424(b) under the 1933 Act, including any documents incorporated by reference therein as of the date of such filing). The Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

II.

The obligations hereunder of the Purchasing Agent and the Agents are subject to the following conditions:

(a)          On the date hereof, the Purchasing Agent and the Agents shall have received the following legal opinions, dated as of the date hereof and in form and substance satisfactory to them:

(1)          The opinion of Patrick D. Schwartz, Deputy General Counsel - Corporate and Corporate Secretary, or other counsel to the Company satisfactory to the Purchasing Agent and the Agents that:

(i)           The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware;

(ii)          The significant subsidiaries, as defined in Rule 1-02 of Regulation S-X of the SEC (the “significant subsidiaries”), of the Company are validly organized and existing corporations under the laws of their respective jurisdictions of incorporation;

(iii)        The Company and its significant subsidiaries are duly authorized under statutes which regulate the business of insurance or banking or the business of making loans or of financing the sale of goods (commonly called “small loan laws,” “consumer finance laws,” or “sales finance laws”), or are

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permitted under the general interest statutes and related laws and court decisions, to conduct in the various jurisdictions in which they do business the respective businesses therein conducted by them as described in the Prospectus, except where failure to be so permitted or failure to be so authorized will not have a material adverse effect on the business or consolidated financial condition of the Company and its subsidiaries taken as a whole;

(iv)         The Company has an authorized capitalization as set forth in the Prospectus and all of the outstanding shares of its common stock have been duly and validly authorized and issued, are fully paid and non assessable and are indirectly owned by the Company's ultimate parent, HSBC Holdings plc;

(v)          To the best of such counsel's knowledge, there are no legal or governmental proceedings pending, other than those referred to or incorporated in the Prospectus, to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which individually or in the aggregate is material, and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(vi)         This Agreement has been duly authorized, executed and delivered by the Company;

(vii)       The Indenture has been duly authorized, executed and delivered by the Company, and constitutes a valid and legally binding instrument of the Company enforceable in accordance with its terms except as enforcement of the provisions thereof may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights or by general principles of equity; the Indenture has been duly qualified under the Trust Indenture Act; and all taxes and fees required to be paid with respect to the execution of the Indenture and the issuance of the Notes have been paid;

(viii)      The Notes have been duly authorized and, when the Notes have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture, the applicable board resolutions and this Agreement, against payment of the agreed consideration therefor, the Notes will constitute valid and legally binding obligations of the Company and, with like exceptions as noted in subdivision (vii) above, will be entitled to the benefits provided by the Indenture; and the Notes and the Indenture conform to the descriptions thereof in the Prospectus;

(ix)         The issue and sale of the Notes, and the compliance by the Company with all of the provisions of the Notes, the Indenture, this Agreement and any Terms Agreement will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets

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of the Company or any of its subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement, or other agreement or instrument, known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject (except for conflicts, breaches and defaults which would not, individually or in the aggregate, be materially adverse to the Company and its subsidiaries taken as a whole or materially adverse to the transactions contemplated by this Agreement) nor will such action result in any violation of the provisions of the charter or the by-laws of the Company or any of its subsidiaries or, to the best of such counsel's knowledge, any statute or any order, rule or regulation applicable to the Company or any of its subsidiaries of any court or of any Federal, state or other regulatory authority or other governmental body having jurisdiction over the Company or any of its subsidiaries; and no consent, approval, authorization, order, registration or qualification of or with any court or any such regulatory authority or other governmental body is required for the issue and sale of the Notes or the consummation of the other transactions contemplated in this Agreement and any Terms Agreement, except the registration under the 1933 Act of the Notes, the qualification of the Indenture under the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky Laws in connection with the public offering of the Notes by the Agents;

(x)          The documents incorporated by reference in the Prospectus (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when they became effective or were filed with the SEC, as the case may be, complied as to form in all material respects with the requirements of the 1933 Act or the 1934 Act, as applicable, and the General Rules and Regulations of the 1933 Act (the “1933 Act Regulations”) or the General Rules and Regulations of the 1934 Act (the “1934 Act Regulations”), as applicable; and such counsel has no reason to believe that any of such documents, when they became effective or were so filed, as the case may be, contained, in the case of documents which became effective under the 1933 Act, an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and, in the case of documents which were filed under the 1934 Act with the SEC, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading;

(xi)         The Registration Statement has become and is now effective under the 1933 Act and no proceedings for a stop order in respect of the Registration Statement are pending or, to the best of such counsel's knowledge, threatened under Section 8(d) or 8(e) of the 1933 Act; and

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(xii)       The Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Company prior to the date hereof (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the Trust Indenture Act and the rules and regulations thereunder.

Such counsel shall also state that such counsel has no reason to believe that the Registration Statement or any amendment thereof (including the filing of any annual report on Form 10-K) at the time such Registration Statement or amendment thereto became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of its date and at the date hereof contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and such counsel does not know of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus or required to be described in the Registration Statement or the Prospectus which are not filed or incorporated by reference or described as required;

(2)          The opinion of McDermott Will & Emery LLP, counsel to the Purchasing Agent and the Agents, with respect to this Agreement, the validity of the Indenture, the Notes, the Registration Statement, the Prospectus and other related matters as you may reasonably request, and such counsel shall have received such documents, certificates and information as they may reasonably request to enable them to pass upon such matters.

(b)          On the date hereof, the Purchasing Agent and the Agents shall have received a certificate of the President or any Vice President or any other authorized officer of the Company satisfactory to them (each, an “Authorized Officer”), dated as of the date hereof, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus and this Agreement and that to the best of their knowledge (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change in the condition, financial or otherwise, earnings or business affairs of the Company and its subsidiaries considered as one enterprise, whether or not arising from transactions in the ordinary course of business, except as set forth or contemplated in the Prospectus, (ii) the other representations and warranties of the Company contained in this Agreement are true and correct in all material respects with the same force and effect as though expressly made at and as of the date of such certificate, (iii) the Company has performed or complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the date of such certificate, (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the SEC and (v) no litigation or proceeding shall be threatened or pending to restrain or enjoin the issuance or delivery of the Notes, or which in any way affects the validity of the Notes.

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(c)          On the date hereof, the Purchasing Agent and the Agents shall have received a letter from KPMG LLP (“KPMG”) dated as of the date hereof and in form and substance satisfactory to them, to the effect that:

(1)          They are an independent registered public accounting firm with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the 1933 Act Regulations.

(2)          In their opinion, the consolidated financial statements of the Company and its subsidiaries audited by them and included or incorporated by reference in the Registration Statement and Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations with respect to registration statements on Form S-3 and the 1934 Act and the 1934 Act Regulations.

(3)          On the basis of procedures (but not an audit in accordance with generally accepted auditing standards) consisting of:

(i)           Reading the minutes of the meetings of the board of directors and committees of the board of directors of the Company as set forth in the minute books through a specified date not more than five business days prior to the date of delivery of such letter;

(ii)          Performing the procedures specified by the standards of the Public Company Accounting Oversight Board (United States) for a review of interim financial information as described in SAS 100, Interim Financial Information, on the unaudited condensed consolidated interim financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement and Prospectus and reading the unaudited interim financial data, if any, for the period from the date of the latest balance sheet included or incorporated by reference in the Registration Statement and Prospectus to the date of the latest available interim financial data; and

(iii)        Making inquiries of certain officials of the Company who have responsibility for financial and accounting matters regarding the specific items for which representations are requested below;

nothing has come to their attention as a result of the foregoing procedures that caused them to believe that:

(i)           the unaudited condensed consolidated interim financial statements, included or incorporated by reference in the Registration Statement and Prospectus, do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the 1934 Act Regulations thereunder;

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(ii)          any material modifications should be made to the unaudited condensed consolidated interim financial statements, included or incorporated by reference in the Registration Statement and Prospectus, for them to be in conformity with generally accepted accounting principles;

(iii)        (a)          at the date of the latest available interim financial statements, there was any change in net charge-offs of finance receivables owned, any change in revenue, or any change in net income as compared to the corresponding period in the prior year, or (b) there was any change in senior and senior subordinated debt (with original maturities over one year), or any change in commercial paper, bank or other borrowings, as compared with the corresponding amounts included in the most recent audited financial statements of the Company incorporated by reference in the Registration Statement and Prospectus, except in all instances for changes or decreases which the Registration Statement and Prospectus disclose have occurred or may occur, or KPMG shall state any specific changes.

(4)          The letter shall also state that KPMG has carried out certain other specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included or incorporated by reference in the Registration Statement and Prospectus and which are specified by the Purchasing Agent and the Agents and agreed to by KPMG, and has found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and its subsidiaries identified in such letter.

(d)          On the date hereof, counsel to the Purchasing Agent and the Agents shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Notes as herein contemplated, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, contained herein; and all proceedings taken by the Company in connection with the issuance and sale of Notes as herein contemplated shall be satisfactory in form and substance to such counsel and to the Purchasing Agent and the Agents.

The obligations of the Purchasing Agent and any Agent to purchase Notes in connection with any Terms Agreement are subject to the conditions that (i) no litigation or proceeding shall be threatened or pending to restrain or enjoin the issuance or delivery of the Notes, or which in any way questions or affects the validity of the Notes, (ii) no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the SEC, (iii) the ratings assigned by any nationally recognized statistical rating organization, as that term is defined by the SEC for purpose of Rule 436(g) promulgated under the 1933 Act, to any senior debt securities of the Company as of the date of such Terms Agreement shall not have been lowered since that date, (iv) prior to the applicable Settlement Date (as defined herein), (A) the Company shall have filed with the SEC (A) the applicable Pricing Supplement in the manner and within the time period required by Rule 424(b) under the 1933 Act and (B) any term sheet setting forth the final terms

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of any series of Notes and any other Company Free Writing Prospectus (as defined herein) required to be filed by the Company with respect to the applicable Notes pursuant to Rule 433(d) under the 1933 Act within the applicable time periods prescribed for such filings under such Rule 433 or, if applicable, in accordance with Rule 164(b), and (v) there shall not have come to the attention of the Purchasing Agent or any Agent purchasing Notes as principal any facts that would cause the Purchasing Agent or any such Agent to believe that the Disclosure Package (as defined below), including any Agent Limited-Use Free Writing Prospectus (as defined below), at the Time of Acceptance (as defined below) with respect to the Notes to be issued, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading. Each of such conditions shall be met on the date of the Terms Agreement and on the corresponding Settlement Date (as defined herein). Further, if specifically called for by any Terms Agreement, the Purchasing Agent's obligations hereunder and under such Terms Agreement shall be subject to such additional conditions, including those set forth in clauses (i) through (v) above, as agreed to by the parties, each of which such agreed conditions shall be met on the corresponding Settlement Date.

III.

In further consideration of your agreements herein contained, the Company covenants as follows:

(a)          The Company will notify the Purchasing Agent and the Agents immediately of (i) the effectiveness of any amendment to the Registration Statement, (ii) the filing of any amendment or supplement to the Prospectus (including any Company Free Writing Prospectus) or any document to be filed pursuant to the 1934 Act which will be incorporated by reference in the Prospectus (other than a Pricing Supplement (as defined below) or preliminary Pricing Supplement), (iii) the receipt of any comments from the SEC with respect to the Registration Statement, the Prospectus or the Disclosure Package (other than with respect to a document filed with the SEC pursuant to the 1934 Act which is or will be incorporated by reference in the Registration Statement and the Prospectus), (iv) any request by the SEC for any amendment to the Registration Statement, any amendment or supplement to the Prospectus or the Disclosure Package or for additional information relating thereto (other than such a request with respect to a document filed with the SEC pursuant to the 1934 Act which is or will be incorporated by reference in the Registration Statement and the Prospectus), and (v) the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)          The Company will give the Purchasing Agent and the Agents notice of its intention to file or prepare any additional registration statement with respect to the registration of additional Notes or any amendment to the Registration Statement or any amendment or supplement to the Prospectus (other than an amendment or supplement effected by the filing of a document with the SEC pursuant to the 1934 Act) and, upon request, will furnish the Purchasing Agent and the Agents with copies of any such registration statement or amendment or

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supplement proposed to be filed or prepared a reasonable time in advance of such proposed filing or preparation, as the case may be, and will not file any such registration statement or amendment or supplement in a form as to which the Purchasing Agent or the Agents or your counsel reasonably object.

(c)          The Company will deliver to the Purchasing Agent and the Agents without charge, a copy of (i) the Indenture, (ii) the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith and documents incorporated by reference in the Prospectus) and (iii) a certified copy of the corporate authorization of the issuance and sale of the Notes. The Company will furnish to the Purchasing Agent and the Agents as many copies of the Prospectus (as amended or supplemented) or any Company Free Writing Prospectus as they shall reasonably request so long as the Agents are required to deliver a Prospectus in connection with sales or solicitations of offers to purchase the Notes under the 1933 Act.

(d)          The Company will prepare, with respect to any Notes to be sold through or to the Purchasing Agent or an Agent pursuant to this Agreement, a pricing supplement with respect to such Notes in substantially the form previously approved by the Purchasing Agent and the Agents (each a “Pricing Supplement”) and will file such Pricing Supplement with the SEC pursuant to Rule 424(b) under the 1933 Act not later than the close of business on the second business day following the earlier of the date of the determination of the offering price for the applicable Notes or the date on which such Pricing Supplement is first used. If the Purchasing Agent or an Agent has advised the Company that the Purchasing Agent or Agent is relying, in connection with any offering of Notes, upon the exemption from Section 5(b) of the 1933 Act set forth in Rule 172 under the 1933 Act, and the Company is unable to file the applicable Pricing Supplement within the time period specified in the previous sentence, the Company shall file such Pricing Supplement as soon as practicable thereafter, as contemplated by Rule 172(c)(3).

(e)          Except as otherwise provided in subsection (k) of this Section, if at any time during the term of this Agreement any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of counsel for the Purchasing Agent and the Agents or counsel for the Company, to further amend or supplement the Prospectus or the Disclosure Package in order that the Prospectus or the Disclosure Package will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, to amend or supplement the Registration Statement, the Prospectus or the Disclosure Package in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, immediate notice shall be given, and confirmed in writing, to each Agent to cease the solicitation of offers to purchase the Notes in the Agent’s capacity as agent (and, if so notified, such Agent shall promptly cease such solicitation), to cease sales of any Notes the Agent may then own as principal and to terminate any purchase contracts for the Notes, and the Company will promptly prepare and file with the SEC such amendment or supplement, whether by filing documents pursuant to the 1934 Act, the 1933 Act or otherwise (including, if consented to by the Agents, by means of a Company Free Writing Prospectus), as may be necessary to

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correct such untrue statement or omission or to make the Registration Statement, the Prospectus and the Disclosure Package comply with such requirements.

(f)           Except as otherwise provided in subsection (k) of this Section, on or prior to the date on which there shall be released to the general public interim financial statement information related to the Company with respect to each of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year, the Company shall furnish promptly such information to the Purchasing Agent and the Agents, confirmed in writing, and thereafter shall cause promptly the Prospectus to be amended or supplemented to include or incorporate by reference financial information with respect thereto, as well as such other information and explanations as shall be necessary for an understanding thereof, as may be required by the 1933 Act or the 1934 Act or otherwise.

(g)          Except as otherwise provided in subsection (k) of this Section, on or prior to the date on which there shall be released to the general public financial information included in or derived from the audited financial statements of the Company for the preceding fiscal year, the Company shall furnish promptly such information to the Purchasing Agent and the Agents and thereafter shall cause promptly the Registration Statement and the Prospectus to be amended to include or incorporate by reference such audited financial statements and the report or reports, and consent or consents to such inclusion or incorporation by reference, of the independent accountants with respect thereto, as well as such other information and explanations as shall be necessary for an understanding of such financial statements, as may be required by the 1933 Act or the 1934 Act or otherwise.

(h)          As soon as practicable but in any event not later than 16 months after the date of each acceptance by the Company of an offer to purchase Notes hereunder, the Company will make generally available to its security holders an earnings statement that will satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 thereunder covering a period of at least 12 months beginning after the last to occur of (i) the effective date of the Registration Statement, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of such acceptance, (iii) the date of the Annual Report of the Company on Form 10-K most recently filed with the SEC prior to the date of such acceptance and (iv) the date a prospectus supplement filed in connection with an offer to purchase Notes is deemed a part of the Registration Statement pursuant to Rule 430B.

(i)           The Company will endeavor to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Purchasing Agent and the Agents may designate and will maintain such qualifications in effect for as long as may be required for the distribution of the Notes; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as above provided. The Company will promptly advise the Purchasing Agent and the Agents of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any such state or jurisdiction or the initiating or threatening of any proceeding for such purpose.

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(j)           The Company, during the period when the Prospectus is required to be delivered under the 1933 Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the 1933 Act), will file promptly all documents required to be filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act.

(k)          The Company shall not be required to comply with the provisions of subsections (e), (f) or (g) of this Section or the provisions of Sections VII(b), (c) and (d) during any period from the time (i) the Agents have suspended solicitation of purchases of the Notes pursuant to a direction from the Company and (ii) the Agents shall not then hold any Notes as principal purchased from the Purchasing Agent to the time the Company shall determine that solicitation of purchases of the Notes should be resumed or shall subsequently agree for the Purchasing Agent to purchase Notes as principal.

(l)           If immediately prior to December 1, 2008 (the “Renewal Deadline”), any of the Notes remain unsold by the Purchasing Agent or the Agents, the Company will, prior to the Renewal Deadline, if it has not already done so, either (i) file an automatic shelf registration statement relating to the Notes, if it is eligible to do so, in a form satisfactory to the Purchasing Agent and the Agents or (ii) file a new shelf registration statement relating to the Notes, in a form satisfactory to the Purchasing Agent and the Agents; provided, however, that if the Company is eligible to file an automatic shelf registration statement and elects to file a shelf registration statement pursuant to this clause (ii), the Company will file such shelf registration statement no later than 75 calendar days prior to the Renewal Deadline, and will use its best efforts to cause such registration statement to be declared effective on or before the Renewal Deadline. The Company will take all other action reasonably necessary or appropriate to permit the public offering and sale of the Notes to continue as contemplated in the expired registration statement relating to the Notes. References herein to the registration statement relating to the Notes shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

IV.

(a)          The Agents propose to solicit offers to purchase the Notes upon the terms and conditions set forth herein and in the Prospectus and upon the terms communicated to the Agents from time to time by the Purchasing Agent. For the purpose of such solicitation the Agents will use the Prospectus as then amended or supplemented which has been most recently distributed to the Agents by the Company, and the Agents will solicit offers to purchase only as permitted or contemplated thereby and herein and will solicit offers to purchase the Notes only as permitted by the 1933 Act and the applicable securities laws or regulations of any jurisdiction. The Company reserves the right, in its sole discretion, to suspend solicitation of offers to purchase the Notes commencing at any time for any period of time or permanently. Upon receipt of instructions (which may be given orally) from the Company to the Purchasing Agent, the Agents will suspend promptly solicitation of offers to purchase until such time as the Company has advised the Purchasing Agent that such solicitation may be resumed.

Unless otherwise instructed by the Company, the Agents are authorized to solicit offers to purchase the Notes only in denominations of $1,000 or more (in integral multiples of $1,000). The Agents are not authorized to appoint subagents or to engage the services of any

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other broker or dealer in connection with the offer or sale of the Notes without the consent of the Company. Unless otherwise instructed by the Company, the Purchasing Agent shall communicate to the Company, orally or in writing, each offer to purchase Notes. The Company shall have the sole right to accept offers to purchase Notes and may reject any proposed offers to purchase Notes as a whole or in part. The Purchasing Agent and each Agent shall have the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes, as a whole or in part, and any such rejection shall not be deemed a breach of its agreements contained herein. The Company agrees to pay the Purchasing Agent, as consideration for soliciting offers to purchase Notes pursuant to a Terms Agreement, a concession in the form of a discount equal to the percentages of the initial offering price of each Note actually sold as set forth in Exhibit A hereto (the “Concession”). The Purchasing Agent and the Agents will share the above-mentioned Concession with Agents and the Selected Dealers, as applicable, in such proportions as they may agree.

Unless otherwise authorized by the Company, all Notes shall be sold to the public at a purchase price not to exceed 100% of the principal amount thereof, plus accrued interest, if any. Such purchase price shall be set forth in the confirmation statement of the Agent or Selected Dealer responsible for such sale and delivered to the purchaser along with a copy of the Prospectus (if not previously delivered) and Pricing Supplement.

(b)          Procedural details relating to the issue and delivery of, and the solicitation of purchases and payment for, the Notes are set forth in the Administrative Procedures attached hereto as Exhibit B (the “Procedures”), as amended from time to time. The provisions of the Procedures shall apply to all transactions contemplated hereunder unless otherwise provided in a Terms Agreement. The Company, the Purchasing Agent and the Agents each agree to perform the respective duties and obligations specifically provided to be performed by each in the Procedures as amended from time to time. The Procedures may only be amended by written agreement of the Company, the Purchasing Agent and the Agents.

(c)          The Company, the Purchasing Agent and each Agent acknowledges and agrees, and each Selected Dealer will be required to acknowledge and agree, that the Notes are being offered for sale in the United States only.

V.

Each sale of Notes shall be made in accordance with the terms of this Agreement and a separate agreement in substantially the form attached as Exhibit C (a “Terms Agreement”) to be entered into which will provide for the sale of such Notes to, and the purchase and reoffering thereof, by the Purchasing Agent as principal. A Terms Agreement may also specify certain provisions relating to the reoffering of such Notes by the Purchasing Agent. The offering of Notes by the Company hereunder and the Purchasing Agent's agreement to purchase Notes pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall describe the Notes to be purchased pursuant thereto by the Purchasing Agent as principal, and may specify, among other things, the principal amount of Notes to be purchased, the interest rate or interest rate formula, the stated maturity date or dates of such Notes, the interest payment dates, if any, the

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net proceeds to the Company, the initial public offering price at which the Notes are proposed to be reoffered, and the time and place of delivery of and payment for such Notes (the “Settlement Date”), whether the Notes provide for a Survivor's Option, whether the Notes are redeemable or repayable and on what terms and conditions, and any other relevant terms. In connection with the resale of the Notes purchased, without the consent of the Company, the Agents are not authorized to appoint subagents or to engage the service of any other broker or dealer, nor may the Agents reallow any portion of the Concession paid to them. Terms Agreements, each of which shall be substantially in the form of Exhibit C hereto, or as otherwise agreed to between the Company and the Purchasing Agent, may take the form of an exchange of any standard form of written telecommunication between the Purchasing Agent and the Company.

VI.

The Company represents and warrants to the Purchasing Agent and the Agents as of the date hereof, as of the time of each acceptance (the “Time of Acceptance”) by the Company of an offer for the purchase of Notes (including any purchase by the Purchasing Agent as principal, pursuant to a Terms Agreement or otherwise), as of each Settlement Date, and as of any time that the Registration Statement or the Prospectus shall be amended or supplemented or there is filed with the SEC any document incorporated by reference into the Prospectus (other than any Current Report on Form 8-K relating exclusively to the issuance of debt securities under the Registration Statement or furnished solely for the purpose of disclosure under Item 2.02 or Item 7.01 thereof) (each of the times referenced above, including a Settlement Date, being referred to herein as a “Representation Date”) as follows:

(a)          As of each Representation Date, the Company was a “well-known seasoned issuer” as defined in Rule 405, including not having been an “ineligible issuer” as defined in Rule 405. The Registration Statement is an “automatic shelf registration statement” as defined in Rule 405, that initially became effective within three years of the date hereof. The Company has not received from the SEC any notice pursuant to Rule 401(g)(2) objecting to the use of the automatic shelf registration statement form. If at any time when Notes remain unsold, the Company receives from the SEC a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Agents, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Notes, in a form satisfactory to the Agents, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable, and (iv) promptly notify the Agents of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Notes to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be. The Company agrees to pay the required SEC filing fees relating to the Notes within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r);

(b)          The documents incorporated by reference in the Prospectus, when they became effective or were filed with the SEC, as the case may be, conformed in all material

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respects to the requirements of the 1933 Act or the 1934 Act, as applicable, and the 1933 Act Regulations and 1934 Act Regulations, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus and any amendments or supplements thereto, when they become effective or are filed with the SEC, as the case may be, will conform in all material respects to the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the SEC thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Purchasing Agent or any Agent expressly for use in the Prospectus as amended or supplemented to relate to a particular issuance of Notes;

(c)          The Registration Statement and the Prospectus conform, and any amendments or supplements thereto will conform, when they become effective or are filed with the SEC, as the case may be, and as of each subsequent Representation Date will conform, in all material respects to the requirements of the 1933 Act, the 1933 Act Regulations and the Trust Indenture Act and the rules and regulations of the SEC thereunder and do not and will not as of its effective date as to the Registration Statement and as of its filing date and as of each Representation Date as to the Prospectus contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Agent expressly for use in the Prospectus as amended or supplemented to relate to a particular issuance of Notes;

(d)          As of the Time of Acceptance with respect to any offering of Notes, the Company Free Writing Prospectus(es) (as defined below), if any, issued at or prior to the Time of Acceptance and the Prospectus (and if applicable, any preliminary Pricing Supplement relating to such Notes), all considered together (collectively, the “Disclosure Package”), shall not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions in any Company Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by any Agent expressly for use therein. As used in this Agreement, “Company Free Writing Prospectus” means any “issuer free writing prospectus” (as defined in Rule 433 under the 1933 Act) relating to the Notes that (i) is required to be filed with the SEC by the Company, including any term sheet setting forth the final terms of any series of Notes, or (ii) is exempt from filing pursuant to Rule 433(d)(5)(i) under the 1933 Act because it contains a description of the applicable Notes or of the applicable offering that does not reflect the final terms, in each case in the form filed or required to be filed with the SEC or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the 1933 Act.

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(e)          Each Company Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the applicable Notes or until any earlier date that the Company notifies the Agents as described in the next sentence, will not contain any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein, the Prospectus and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. If at any time following issuance of an Company Free Writing Prospectus there occurs an event or development as a result of which such Company Free Writing Prospectus contained an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company will promptly notify the Agents so that any use of such Company Free Writing Prospectus may cease until it is amended or supplemented. The foregoing two sentences do not apply to statements in or omissions from any Company Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by any Agent expressly for use therein.

(f)           The Company has not distributed and will not distribute, prior to the later of the Settlement Date and the completion of the Agents’ distribution of any Notes issued hereunder, any offering material in connection with the offering and sale of those Notes other than the Prospectus, the Pricing Supplement, any preliminary Pricing Supplement, and any Company Free Writing Prospectus reviewed and consented to by the applicable Agents.

(g)          The financial statements included or incorporated by reference in the Registration Statement present fairly the financial position of the Company and subsidiaries as of the dates indicated and the results of their respective operations for the periods specified; and said financial statements have been prepared in conformity with generally accepted accounting principles applied on a basis which is consistent in all material respects during the periods involved;

(h)          The Company and its significant subsidiaries are validly organized and existing corporations under the laws of their respective jurisdictions of incorporation; and the Company and its significant subsidiaries are duly authorized under statutes which regulate the business of insurance or banking or the business of making loans or of financing the sale of goods (commonly called “small loan laws,” or “sales finance laws”), or are permitted under the general interest statutes and related laws and court decisions to conduct in the various jurisdictions in which they do business the respective businesses therein conducted by them as described in the Prospectus except where failure to be so authorized or permitted will not have a material adverse effect on the business or consolidated financial condition of the Company and its subsidiaries taken as a whole;

(i)           There are no legal or governmental proceedings pending, other than those referred to in the Prospectus, to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject, other than proceedings which are not reasonably expected, individually or in the aggregate, to have a material adverse effect on the consolidated financial position, shareholders' equity or results of operations of the Company and its subsidiaries taken as a whole; and, to the best of the

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Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(j)           The Notes have been duly authorized, and, when issued and delivered pursuant to this Agreement and any Terms Agreement and the Indenture will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the applicable Indenture; the Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and the Trustee and constitutes a valid and legally binding instrument enforceable in accordance with its terms except as the same may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights or by general principles of equity; and the Indenture conforms to the description thereof in the Prospectus as originally filed with the SEC, and the Notes will conform to the description thereof in the Prospectus as amended or supplemented;

(k)          The issue and sale of the Notes and the compliance by the Company with all of the provisions of the Notes, the Indenture, this Agreement and any Terms Agreement will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject (except for conflicts, breaches and defaults which would not, individually or in the aggregate, be materially adverse to the Company and its subsidiaries taken as a whole or materially adverse to the transactions contemplated by this Agreement), nor will such action result in any violation of the provisions of the Restated Certificate of Incorporation, as amended, or the By-Laws of the Company or any of its subsidiaries or any statute or order, rule or regulation applicable to it, of any court or any Federal, State or other regulatory authority or any other governmental body having jurisdiction over it; and no consent, approval, authorization, order, registration or qualification of or with any court or other such regulatory authority or other governmental body is required for the issue and sale of the Notes or the consummation of the other transactions contemplated in this Agreement or any Terms Agreement except the registration under the 1933 Act of the Notes, the qualification of the Indenture under the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under State securities or Blue Sky laws in connection with the purchase and distribution of the Notes by the Agents;

(l)           The Company and its subsidiaries taken as a whole have not sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus as amended or supplemented any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and since the date of the latest audited financial statements included or incorporated by reference in the Prospectus as it may be amended or supplemented there has not been any material change in the capital stock or long term debt of the Company (except for changes resulting from the purchase by the Company of its

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outstanding securities for sinking fund purposes) or any material adverse change in the general affairs or management, or the consolidated financial position, shareholders' equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectus as amended or supplemented; and

(m)         KPMG is an independent registered public accounting firm as required by the 1933 Act and the applicable rules and regulations thereunder adopted by the SEC and the Public Company Accounting Oversight Board (United States).

Any certificate signed by any Authorized Officer of the Company and delivered to the Purchasing Agent or to counsel for the Purchasing Agent in connection with an offering of Notes or the sale of Notes to the Purchasing Agent as principal shall be deemed a representation and warranty by the Company to the Agents as to the matters covered thereby on the date of such certificate and at each Representation Date subsequent thereto.

All representations, warranties, covenants and agreements of the Company contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Purchasing Agent or any Agent or any controlling person of the Purchasing Agent or any Agent, or by or on behalf of the Company, and shall survive each delivery of and payment for any of the Notes.

VII.

(a)          Each acceptance by the Company of an offer for the purchase of Notes, and each delivery of Notes to the Purchasing Agent pursuant to a sale of Notes to the Purchasing Agent, shall be deemed to be an affirmation that the representations and warranties of the Company made to the Purchasing Agent and the Agents in this Agreement and in any certificate theretofore delivered pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the Purchasing Agent of the Note or Notes relating to such acceptance or sale, as the case may be, as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement, the Disclosure Package and the Prospectus as amended and supplemented to each such time).

(b)	Each time:

(1)          the Company accepts a Terms Agreement requiring such updating provisions;

(2)          the Company files an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q with the SEC that is incorporated by reference into the Prospectus;

(3)          the Company files a Current Report on Form 8-K required by Item 2.01 of Form 8-K with the SEC that is incorporated by reference into the Prospectus; or

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(4)          if required by the Purchasing Agent or the Agents after the Registration Statement, the Disclosure Package or the Prospectus has been amended or supplemented (other than by an amendment or supplement providing solely for interest rates, maturity dates or other terms of Notes or similar changes or which relates to an offering of securities other than the Notes),

The Company shall furnish or cause to be furnished to the Purchasing Agent and the Agents a certificate of an Authorized Officer dated the date specified in the applicable Terms Agreement or dated the date of filing with the SEC of such supplement or document or the date of effectiveness of such amendment, as the case may be, in form satisfactory to the Purchasing Agent and the Agents to the effect that the statements contained in the certificate referred to in Section II(b) hereof which was last furnished to the Purchasing Agent and the Agents are true and correct as of the date specified in the applicable Terms Agreement or at the time of such filing, amendment or supplement, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement, the Disclosure Package and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section II(b), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

(c)	Each time:

(1)          the Company accepts a Terms Agreement requiring such updating provisions;

(2)          the Company files an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q with the SEC that is incorporated by reference into the Prospectus; or

(3)	if required by the Purchasing Agent or the Agents after:

(i)           the Company files a Current Report on Form 8-K required by Item 2.01 of Form 8-K with the SEC that is incorporated by reference into the Prospectus; or

(ii)          the Registration Statement, the Disclosure Package or the Prospectus has been amended or supplemented (other than by an amendment or supplement providing solely for interest rates, maturity dates or other terms of Notes or similar changes or which relates to an offering of securities other than the Notes), the Company shall furnish or cause to be furnished forthwith to the Purchasing Agent and the Agents and your counsel the written opinions of counsel to the Company, dated the date specified in the applicable Terms Agreement or dated the date of filing with the SEC of such supplement or document or the date of effectiveness of such amendment, as the case may be, in form and substance satisfactory to the Purchasing Agent and the Agents, of the same tenor as the opinions referred to in

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Section II(a)(1) hereof, but modified, as necessary, to relate to the Registration Statement, the Disclosure Package and the Prospectus as amended and supplemented to the time of delivery of such opinion (including, if applicable, any free writing prospectuses to be reflected in such opinion pursuant to the provision of Section XIII below); or, in lieu of such opinion, counsel last furnishing such opinion to the Purchasing Agent and the Agents shall furnish the Purchasing Agent and the Agents with a letter substantially to the effect that the Purchasing Agent and the Agents may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement, the Disclosure Package and the Prospectus as amended and supplemented including, if applicable, any free writing prospectuses to be reflected in such letter pursuant to the provisions of Section XIII below).

(d)	Each time:

(1)          the Company accepts a Terms Agreement requiring such updating provisions;

(2)          the Company files an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q with the SEC that is incorporated by reference into the Prospectus; or

(3)	if required by the Purchasing Agent or the Agents after:

(i)           the Company files a Current Report on Form 8-K required by Item 2.01 of Form 8-K with the SEC that is incorporated by reference into the Prospectus; or

(ii)          the Registration Statement or Prospectus has been amended or supplemented to include additional financial information required to be set forth or incorporated by reference into the Prospectus under the terms of Item 11 of Form S-3 under the 1933 Act, the Company shall cause KPMG to furnish the Purchasing Agent and the Agents a letter, dated the date specified in the applicable Terms Agreement or dated the date of effectiveness of such amendment, supplement or document filed with the SEC, as the case may be, in form satisfactory to the Purchasing Agent and the Agents, of the same tenor as the portions of the letter referred to in clauses (1) and (2) of Section II(c) hereof but modified to relate to the Registration Statement and Prospectus, as amended and supplemented to the date of such letter, and of the same general tenor as the portions of the letter referred to in clauses (3) and (4) of said Section II(c) with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company; provided, however, that if the Registration Statement or the Prospectus is amended or supplemented solely to include financial information as of and for a fiscal quarter, KPMG may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement. If any other information included therein is of an accounting, financial or

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statistical nature, the Purchasing Agent and the Agents may request procedures be performed with respect to such other information. If KPMG is willing to perform and report on the requested procedures, such letter should cover such other information. Any letter required to be provided by KPMG hereunder shall be provided within 10 business days of the filing of the Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, within a reasonable time of a request made pursuant to subparagraph (iii) hereof or on the date specified in an applicable Terms Agreement.

VIII.

(a)          The Company agrees to indemnify and hold harmless the Purchasing Agent and each Agent, each Agent’s officers and directors, and each person who controls the Purchasing Agent or any Agent within the meaning of either the 1933 Act or the 1934 Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Disclosure Package (or any part thereof) or the Prospectus or any amendment or supplement thereof, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (in each case, as determined in accordance with Rule 159 under the 1933 Act), and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that (i) the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchasing Agent or any Agent specifically for inclusion in the Registration Statement, the Prospectus or any Company Free Writing Prospectus or any amendment or supplement thereof, or arises out of or is based upon statements in or omissions from that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification of the Trustee (Form T-1) under the 1939 Act of either of the Trustees. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)          The Purchasing Agent and each Agent severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement and each person who controls the Company within the meaning of either the 1933 Act or the 1934 Act, to the same extent as the foregoing indemnity from the Company to the Purchasing Agent and each Agent, but only with reference to written information relating to the Purchasing Agent or such Agent furnished to the Company by or on

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behalf of the Purchasing Agent or such Agent specifically for inclusion in the Registration Statement, the Disclosure Package or the Prospectus or any amendment or supplement thereof. This indemnity agreement will be in addition to any liability which the Purchasing Agent or any Agent may otherwise have. The Company acknowledges that (i) the names of the Purchasing Agent and the Agents and the statements in the Prospectus, as amended or supplemented by any amendment or supplement thereto, required by Item 508 of Regulation S-K set forth in the language on the cover page or under the heading “Plan of Distribution,” (ii) the sentences relating to concessions and reallowances, (iii) the paragraph related to stabilization and syndicate covering transactions in the Prospectus, and (iv) any other statements specifically identified by the Purchasing Agent or an Agent to the Company in writing for inclusion in the Registration Statement, the Disclosure Package (including any Company Free Writing Prospectus) or the Prospectus or any amendment or supplement thereto prior to distribution thereof, constitute the only information furnished in writing by or on behalf of the Purchasing Agent or the several Agents for inclusion in the Registration Statement, the Disclosure Package or the Prospectus or any amendment or supplement thereto.

(c)          Promptly after receipt by an indemnified party under this Section VIII of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section VIII, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party except to the extent, if any, that such failure materially prejudices the indemnifying party. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section VIII for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Purchasing Agent and the Agents in the case of subparagraph (a), representing the indemnified parties under subparagraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that if clause (i) or (iii) is

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applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

(d)          To provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph (a) of this Section VIII is due in accordance with its terms but is for any reason held by a court to be insufficient or unavailable from the Company on the grounds of policy or otherwise, the Company, on the one hand, and the Purchasing Agent and the Agents on the other hand, shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which the Company and one or more of the Purchasing Agent and the Agents may be subject in such proportion so that the Purchasing Agent and each Agent is responsible for that portion represented by the percentage that the total commissions and underwriting discounts received by the Purchasing Agent and such Agents bears to the total sales price from the sale of Notes sold to or through the Purchasing Agent and the Agents to the date of such liability, and the Company is responsible for the balance. However, if the allocation provided by the foregoing sentence is not permitted by applicable law, the Company, on the one hand, and the Purchasing Agent and the Agents on the other hand, shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which the Company and one or more of the Purchasing Agent and the Agents may be subject in such proportion to reflect the relative fault of the Company on the one hand and the Purchasing Agent and the Agents on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Purchasing Agent or such Agents on the other hand, the parties' relative intents, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances. The Company, on the one hand, and the Purchasing Agent and the Agents on the other, agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Purchasing Agent and the Agents were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to above in this paragraph (d). Notwithstanding anything to the contrary contained herein, (i) in no case shall the Purchasing Agent or an Agent be responsible for any amount in excess of the commissions and underwriting discounts received by the Purchasing Agent or such Agent in connection with the Notes from which such losses, liabilities, claims, damages and expenses arise and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section VIII, each person who controls the Purchasing Agent or any Agent within the meaning of the 1933 Act shall have the same rights to contribution as the Purchasing Agent or such Agent, and each person who controls the Company within the meaning of either the 1933 Act or the 1934 Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the provisions of this paragraph (d). Any party entitled to contribution will,

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promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (d).

IX.

The Company may elect to suspend or terminate the offering of Notes under this Agreement at any time; the Company also (as to the Purchasing Agent or any one or more of the Agents) or any Agent (as to itself) may terminate the appointment and arrangements described in this Agreement. Upon receipt of instructions from the Company, the Purchasing Agent shall suspend or terminate the participation of any Selected Dealer under the Master Selected Dealer Agreement. Such actions may be taken, in the case of the Company, by giving prompt written notice of suspension to the Purchasing Agent and all of the Agents and by giving not less than 5 days' written notice of termination to the affected party and the other parties to this Agreement, or in the case of an Agent, by giving not less than 5 days' written notice of termination to the Company and except that, if at the time of termination an offer for the purchase of Notes shall have been accepted by the Company but the time of delivery to the purchaser or his agent of the Note or Notes relating thereto shall not yet have occurred, the Company shall have the obligations provided herein with respect to such Note or Notes. The Company shall promptly notify the other parties in writing of any such termination.

The Purchasing Agent may, and, upon the request of an Agent with respect to any Notes being purchased by such Agent shall, terminate any Terms Agreement hereunder by the Purchasing Agent to purchase such Notes, immediately upon notice to the Company, at any time prior to the Settlement Date relating thereto (i) if there has been, since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries, or in the earnings, affairs or business prospects of the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, or (ii) if there has occurred any outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the Purchasing Agent's or any such Agent's judgment, impracticable to market the Notes or enforce contracts for the sale of the Notes, or (iii) if trading in any debt securities of the Company has been suspended by the SEC or a national securities exchange, or if trading generally on either the American Stock Exchange or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the SEC or any other governmental authority, or if a banking moratorium has been declared by either Federal or New York authorities.

Any Terms Agreement shall be subject to termination in the Purchasing Agent's absolute discretion on the terms set forth or incorporated by reference therein. The termination of this Agreement shall not require termination of any agreement by the Purchasing Agent to

CHI99 4594812-9.021110.0014

purchase Notes as principal, and the termination of any such agreement shall not require termination of this Agreement.

If this Agreement is terminated, Section III(c), (d) and (e), Section VIII and Section XII hereof shall survive and shall remain in effect; provided that if at the time of termination of this Agreement an offer to purchase Notes has been accepted by the Company but the time of delivery to the Purchasing Agent of such Notes has not occurred, the provisions of all of Section III, Section IV(b), Section V and Section VI shall also survive until time of delivery.

In the event an offering pursuant to a Terms Agreement is not completed according to the terms of this Agreement, an Agent will be reimbursed by the Company only for out-of-pocket accountable expenses actually incurred.

X.

Except as otherwise specifically provided herein, all statements, requests, notices and advices hereunder shall be in writing, or by telephone if promptly confirmed in writing, and if to the Purchasing Agent or an Agent shall be sufficient in all respects if delivered in person or sent by telex, facsimile transmission (confirmed in writing), or registered mail to the Purchasing Agent or such Agent at its address, telex or telecopier number set forth on Annex A hereto and if to the Company shall be sufficient in all respects if delivered or sent by telex, telecopier or registered mail to the Company at the address specified below. All such notices shall be effective on receipt.

If to the Company:

HSBC Finance Corporation

2700 Sanders Road
Prospect Heights, Illinois 60070
Attention: Secretary
Telecopy: (847) 205-7536

or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section.

XI.

This Agreement shall be binding upon the Purchasing Agent, the Agents and the Company, and inure solely to the benefit of the Purchasing Agent, the Agents and the Company and any other person expressly entitled to indemnification hereunder and the respective personal representatives, successors and assigns of each, and no other person shall acquire or have any rights under or by virtue of this Agreement.

XII.

This Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York.

CHI99 4594812-9.021110.0014

XIII.

(a)          The Company represents and agrees that, unless it obtains the prior consent of the Purchasing Agent, and each Agent represents and agrees that, unless it obtains the prior consent of the Company and the Purchasing Agent, it will not make any offer relating to the Notes that would constitute a Company Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the 1933 Act, required to be filed with the SEC. Any such free writing prospectus consented to by the Company and the Purchasing Agent is hereinafter referred to as a “Permitted Free Writing Prospectus.” Unless otherwise agreed by the Company and the applicable Agents, the Company (A) has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as a Company Free Writing Prospectus, and (B) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the 1933 Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the SEC, legending and record keeping. Notwithstanding the foregoing, the Company consents to the use by any Agent of a free writing prospectus that (A) contains (i) only information describing the preliminary terms of the Notes or their offering or (ii) only information that describes the final terms of the Notes or their offering that is included in the term sheet contemplated in the ultimate paragraph of Section II or (B) consists of any Bloomberg or other electronic communication providing certain ratings of the Notes, providing information regarding comparable bond prices or relating to marketing, administrative or procedural matters in connection with the offering of the Notes.

(b)          The Company and each Agent acknowledge that the parties hereto may formulate from time to time written policies governing free writing prospectuses that vary and differ from the provisions of this Section XIII. Such written policies may be applicable to one or more issuances of Notes, and may relate to, without limitation, (i) the obligations of the Company and the Agents for filing free writing prospectuses with the SEC, (ii) procedures for the preparation, review and use of free writing prospectuses, (iii) the Agent’s preparation and distribution of free writing prospectuses that are not subject to the filing requirements of Rule 433(d)(1)(ii) (an “Agent Limited-Use Free Writing Prospectus”), (iv) whether the use of any free writing prospectus shall be conditioned upon the delivery of a legal opinion from counsel to the Company and/or the Agents and (v) any other related matters as the Company may agree from time with one or more of the Agents.

XIV.

The Company acknowledges and agrees that: (i) the purchase and sale of the Notes pursuant to this Agreement or any Terms Agreement, including the determination of the public offering price of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Purchasing Agent and the Agents, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction the Purchasing Agent and each Agent is and has been acting solely as a principal and is not the financial advisor or fiduciary of the Company, or its affiliates, stockholders, creditors or employees; (iii) neither the Purchasing Agent nor any Agent has

CHI99 4594812-9.021110.0014

assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby (irrespective of whether the Purchasing Agent or any such Agent has advised or is currently advising the Company on other matters) and neither the Purchasing Agent nor any Agent has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement or any Terms Agreement; (iv) the Purchasing Agent and the Agents and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the Purchasing Agent and the Agents have no obligation to disclose any of such interests by virtue of any advisory or fiduciary relationship; and (v) the Purchasing Agent and the Agents have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

XV.

If this Agreement is executed by or on behalf of any party, such person hereby states that at the time of the execution of this Agreement he has no notice of revocation of the power of attorney by which he has executed this Agreement as such attorney.

The Company will pay the following expenses incident to the performance of its obligations under this Agreement, including: (i) the preparation and filing of the Registration Statement as originally filed and all amendments thereto, the Prospectus and any amendments or supplements thereto and any Company Free Writing Prospectus; (ii) the fees and disbursements of the Company's auditors, of the Trustee and its counsel and of any paying or other agents appointed by the Company; (iii) the printing and delivery to the Purchasing Agent and the Agents of copies of the Registration Statement and of each amendment thereto, of the Prospectus and any amendments or supplements thereto and any Company Free Writing Prospectuses; (iv) if the Company lists Notes on a securities exchange, the costs and fees of such listing; (v) the fees and expenses, if any, including the reasonable fees and disbursements of McDermott Will & Emery LLP, incurred with respect to any filing with the National Association of Securities Dealers, Inc.; (vi) the cost of providing CUSIP or other identification numbers for the Notes, (vii) all reasonable expenses (including fees and disbursements of McDermott Will & Emery LLP) in connection with “Blue Sky” qualifications; and, (viii) any fees charged by rating agencies for the rating of the Notes.

This Agreement may be executed by each of the parties hereto in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Facsimile signatures shall be deemed original signatures.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

CHI99 4594812-9.021110.0014

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement between the Company and you.

Very truly yours,

HSBC FINANCE CORPORATION

By:	/s/ William H. Kesler
Name: William H. Kesler
Title: Senior Vice President - Treasurer

Confirmed and accepted

as of the date first above written:

BANC OF AMERICA SECURITIES LLC

By: /s/ Peter J. Carbone

Name: Peter J. Carbone
Title: Vice President

HSBC SECURITIES (USA) INC.

By: /s/ Karen L. Giles

Name: Karen L. Giles
Title: Vice President

INCAPITAL LLC

By: /s/ Joseph J. Novak

Name: Joseph J. Novak
Title: Secretary

A.G. EDWARDS & SONS, INC.

By: /s/ Joyce Opinsky

Name: Joyce Opinsky
Title: Vice President

CHARLES SCHWAB & COMPANY, INCORPORATED

By: /s/ P. Campfield

Name: Peter Campfield
Title: VP Fixed Income Trading

Signature Page
Selling Agent Agreement

CITIGROUP GLOBAL MARKETS INC.

By: /s/ J. D. McSpadden, Jr.

Name: Jack D. McSpadden, Jr.
Title: Managing Director

EDWARD D. JONES & CO., L.P.

By: /s/ Louis R. Branz

Name: Louis R. Branz
Title: Associate General Counsel

FIDELITY CAPITAL MARKETS SERVICES,

a division of National Financial Services LLC

By: /s/ William D. Macaluso

Name: William D. Macaluso
Title: SVP

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Scott G. Primrose
Name: Scott G. Primrose
Title: Authorized Signatory

MORGAN STANLEY & CO. INCORPORATED

By: /s/ Aron Jaroslawicz

Name: Aron Jaroslawicz
Title: Executive Director

RBC DAIN RAUSCHER INC.

By: /s/ Paul Rich

Name: Paul Rich
Title: Director

UBS SECURITIES LLC

By:	/s/ Don Oliver	By: /s/ Carrie L. McCann
Name: Don Oliver	Name: Carrie L. McCann
Title: Executive Director	Title: Executive Director

WACHOVIA SECURITIES LLC

By:	/s/ George J. Curci
Name: George J. Curci

        Title: Sr. Vice President

Signature Page
Selling Agent Agreement

ANNEX A

AGENT CONTACT INFORMATION

Banc of America Securities LLC

9 West 57th Street

NY1-301-2M-01

New York, New York 10019

Attention: Ileana I. Chu

Fax: (212) 847-5184

Email: ileana.i.chu@bankofamerica.com

HSBC Securities (USA) Inc.

HSBC Tower 3

452 5th Avenue

New York, NY 10018

Attention: Transaction Management Group

Fax: (212) 525-0238

Incapital, LLC

1 N. LaSalle

Suite 3500

Chicago, Illinois 60602

Attention: Joe Novak

Fax: (312) 379-3701

A.G. Edwards & Sons, Inc.

1 N. Jefferson

St. Louis, MO 63103

Attention: Joyce Opinsky

Fax: (314) 955-7341

Charles Schwab & Co., Incorporated

101 Montgomery Street

San Francisco, CA 94104

Attention: Peter Campfield SF345CAL-19-113

Fax: (415) 667-5090

Citigroup Global Markets Inc.

388 Greenwich Street, 34th Floor

New York, NY 10013

Attention: Transaction Execution Group

Fax: (646) 291-5209

CHI99 4594812-9.021110.0014

Edward D. Jones & Co., L.P.

Corporate Bond Department

12555 Manchester Road.

St. Louis, Missouri 63131

Attention: Alex Bast

Fax: (314) 515-3502

Email: alex.bast@edwardjones.com

Fidelity Capital Markets Services

World Trade Center

200 Seaport Blvd; MZ: Z2H

Boston, MA 02210

Attention: Michael Prucher

Fax: (617) 385-2678

Email: michael.prucher@fmr.com

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Merrill Lynch Production Technologies

4 World Financial Center, Floor 15

New York NY 10080

Attention: Transaction Management Group

Email: sprimrose@exchange.ml.com

Fax: (212) 449 2234

Morgan Stanley & Co. Incorporated

1585 Broadway

2nd Floor

New York, New York 10036

Attention: Greg Hamwi

Fax: (212) 761-2460

with copy to:

Morgan Stanley & Co. Incorporated

1585 Broadway

4th Floor

New York, New York 10036

Attention: Financing Services Group

Fax: (212) 507-2409

RBC Dain Rauscher Inc.

60 South Sixth Street

Minneapolis, MN 55402

Attention: Rob Foerster

Fax: (612) 371-7731

Email: rob.foerster@rbcdain.com

CHI99 4594812-9.021110.0014

UBS Securities LLC

800 Harbor Blvd., 3rd Floor

Weehawken, New Jersey 07086-6793

Attention: Corporate Bond Trading

Fax #: (201) 272-2814

With a copy to:

Carrie McCann

Fax: (201) 352-4452

email: carrie.mccann@ubs.com

Don Oliver

Fax: (201) 272-2814

Email: don.oliver@ubs.co

Wachovia Securities LLC

901 East Byrd Street

West Tower - 3rd Floor

Richmond, VA 23219

Attention: George Curci

Fax: (804) 868-2296

CHI99 4594812-9.021110.0014

EXHIBIT A

Concessions Schedule

The following Concessions are payable as a percentage of the non-discounted Price to Public of each Note sold through the Purchasing Agent:

9 months to less than 18 months	0.200%
18 months to less than 24 months	0.300%
24 months to less than 30 months	0.400%
30 months to less than 42 months	0.625%
42 months to less than 54 months	0.750%
54 months to less than 66 months	1.000%
66 months to less than 78 months	1.100%
78 months to less than 90 months	1.200%
90 months to less than 102 months	1.300%
102 months to less than 114 months	1.400%
114 months to less than 126 months	1.500%
126 months to less than 138 months	1.600%
138 months to less than 150 months	1.700%
150 months to less than 162 months	1.800%
162 months to less than 174 months	1.900%
174 months to less than 186 months	2.000%
186 months to less than 198 months	2.100%
198 months to less than 210 months	2.200%
210 months to less than 222 months	2.300%
222 months to less than 234 months	2.400%
234 months to 358 months	2.500%
359 months or greater	3.150%

A-1

CHI99 4594812-9.021110.0014

EXHIBIT B

HSBC Finance Corporation

HSBC FINANCE INTERNOTES®

DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

ADMINISTRATIVE PROCEDURES

HSBC Finance InterNotes®, due nine months or more from date of issue are offered on a continuing basis by HSBC Finance Corporation (the “Company”). The Notes will be offered by Incapital LLC (the “Purchasing Agent”) and Banc of America Securities LLC, HSBC Securities (USA) Inc., Charles Schwab & Co., Incorporated, Citigroup Global Markets Inc., Edward D. Jones & Co., L.P., Fidelity Capital Markets Services, a division of National Financial Services, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, RBC Dain Rauscher Inc., UBS Securities LLC and Wachovia Securities LLC (collectively, the “Agents”) pursuant to a Selling Agent Agreement among the Company, the Purchasing Agent and the Agents (the “Selling Agreement”) and one or more terms agreements substantially in the form attached to the Selling Agreement as Exhibit C (each a “Terms Agreement”). The Notes are being sold by the Company to the Purchasing Agent as principal for resale to (i) the Agents and (ii) to selected broker-dealers (the “Selected Dealers”) pursuant to a Master Selected Dealers Agreement (a “Dealers Agreement”) attached to the Selling Agreement as Exhibit D, in each case for distribution to their customers. The Agents have agreed to use their reasonable best efforts to solicit purchases of the Notes. The Notes will constitute a part of a series of senior debt securities and have been registered with the Securities and Exchange Commission (the “SEC”). The Bank of New York Trust Company, N.A. is the trustee (the “Trustee”) for the Notes under the Amended and Restated Indenture dated as of December 15, 2004, as amended from time to time, between the Company and the Trustee (the “Indenture”) covering the Notes. Pursuant to the terms of the Indenture, the Trustee also will serve as authenticating agent, issuing agent and paying agent.

Each tranche of Notes will be issued in book-entry only form (“Notes”) and represented by one or more fully registered global notes without coupons (each, a “Global Note”) held by the Trustee, as agent for The Depository Trust Corporation (“DTC”) and recorded in the book-entry system maintained by DTC. Each Global Note will have the interest rate (which may be fixed or floating), maturity and other terms set forth in the relevant Pricing Supplement (as defined in the Selling Agreement). Owners of beneficial interests in a Global Note will be entitled to physical delivery of Notes issued in certificated form equal in principal amount to their respective beneficial interests only upon certain limited circumstances described in the Indenture.

Administrative procedures and specific terms of the offering are explained below. Administrative and record-keeping responsibilities will be handled for the Company by its Treasury Department. The Company will advise the Purchasing Agent, the Agents and the Trustee in writing of those persons handling administrative responsibilities with whom the Purchasing Agent, the Agents and the Trustee are to communicate regarding offers to purchase Notes and the details of their delivery.

B-1

CHI99 4594812-9.021110.0014

Notes will be issued in accordance with the administrative procedures set forth herein. To the extent the procedures set forth below conflict with or omit certain of the provisions of the Notes, the Indenture, the Selling Agreement or the Prospectus and the Pricing Supplement (together, the “Prospectus”), the relevant provisions of the Notes, the Indenture, the Selling Agreement and the Prospectus shall control. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Selling Agent Agreement, the Prospectus in the form most recently filed with the SEC pursuant to Rule 424 of the 1933 Act, or in the Indenture.

Administrative Procedures for Notes

In connection with the qualification of Notes for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its obligations under a Letter of Representations from the Company and the Trustee to DTC and a Medium-Term Note Certificate Agreement between the Trustee and DTC (the “Certificate Agreement”) and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System (“SDFS”). The procedures set forth below may be modified in compliance with DTC's then-applicable procedures and upon agreement by the Company, the Trustee and the Purchasing Agent.

Maturities:

Each Note will mature on a date (the “Stated Maturity Date”) not less than nine months after the date of delivery by the Company of such Note. Notes will mature on any date selected by the initial purchaser and agreed to by the Company. “Maturity Date” when used with respect to any Note, means the date on which the outstanding principal amount of such Note becomes due and payable in full in accordance with its terms, whether at its Stated Maturity Date or by declaration of acceleration, call for redemption, repayment or otherwise.

Issuance:	All Notes having the same terms will be represented initially by a single Global Note. Each Global Note will be dated and issued as of the date of its authentication by the Trustee.

Each Global Note will bear an original issue date (the “Original Issue Date”). The Original Issue Date shall remain the same for all Notes subsequently issued upon transfer, exchange or substitution of an original Note regardless of their dates of authentication.

B-2

CHI99 4594812-9.021110.0014

Identification Numbers:

The Company has received from the CUSIP Service Bureau (the CUSIP Service Bureau”) of Standard & Poor's Corporation (“Standard & Poor's”) one series of CUSIP numbers consisting of approximately 900 CUSIP numbers for future assignment to Global Notes. The Company will provide the Purchasing Agent, DTC and the Trustee with a list of such CUSIP numbers. On behalf of the Company, the Purchasing Agent will assign CUSIP numbers as described below under Settlement Procedure “B”. DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Company has assigned to Global Notes. The Company will reserve additional CUSIP numbers when necessary for assignment to Global Notes and will provide the Purchasing Agent, the Trustee and DTC with the list of additional CUSIP numbers so obtained.

Registration:

Unless otherwise specified by DTC, Global Notes will be issued only in fully registered form without coupons. Each Global Note will be registered in the name of Cede & Co., as nominee for DTC, on the Note Register maintained under the Indenture by the Trustee. The beneficial owner of a Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Note, the “Participants”) to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such beneficial owner of such Note in the account of such Participants. The ownership interest of such beneficial owner in such Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:

Transfers of interests in a Global Note will be accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such interests.

B-3

CHI99 4594812-9.021110.0014

Exchanges:

The Trustee, at the Company's request, may deliver to DTC and the CUSIP Service Bureau at any time a written notice of consolidation specifying (a) the CUSIP numbers of two or more Global Notes outstanding on such date that represent Notes having the same terms or (except that Original Issue Dates need not be the same) and for which interest, if any, has been paid to the same date and which otherwise constitute Notes of the same series and tenor under the Indenture, (b) a date, occurring at least 30 days after such written notice is delivered and at least 30 days before the next Interest Payment Date, if any, for the related Notes, on which such Global Notes shall be exchanged for a single replacement Global Note; and (c) a new CUSIP number, obtained from the Company, to be assigned to such replacement Global Note. Upon receipt of such a notice, DTC will send to its participants (including the Issuing Agent) and the Trustee a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the Trustee will deliver to the CUSIP Service Bureau written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Notes to be exchanged will no longer be valid. On the specified exchange date, the Trustee will exchange such Global Notes for a single Global Note bearing the new CUSIP number and the CUSIP numbers of the exchanged Global Notes will, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. Notwithstanding the foregoing, if the Global Notes to be exchanged exceed $500,000,000 in aggregate principal or face amount, one replacement Global Note will be authenticated and issued to represent each $500,000,000 of principal or face amount of the exchanged Global Notes and an additional Global Note will be authenticated and issued to represent any remaining principal amount of such Global Notes (See “Denominations” below).

Denominations:

Unless otherwise agreed by the Company, Notes will be issued in denominations of $1,000 or more (in integral multiples of $1,000). Global Notes will be denominated in principal or face amounts not in excess of $500,000,000 or any other limit set by the DTC (the “Permitted Amount”). If one or more Notes having an aggregate principal or face amount in excess of the Permitted Amount would, but for the preceding sentence, be represented by a single Global Note, then one Global Note will be issued to represent each Permitted Amount principal or face amount of such Note or Notes and an additional Global Note will be issued to represent any remaining principal amount of such Note or Notes. In such case, each of the Global Notes representing such Note or Notes shall be assigned the same CUSIP number.

Issue Price:	Unless otherwise specified in an applicable Pricing Supplement, each Note will be issued at the percentage of principal amount specified in the Prospectus relating to such Note.

Interest:

General. Each Note will bear interest at either a fixed or floating rate, as specified therein and in the applicable pricing supplement. Interest on each Note will accrue from the Original Issue Date of such Note for the first interest period and from the most recent Interest Payment Date to which interest has been paid for all subsequent interest periods. Except as set forth hereafter, each payment of interest on a Note will include interest accrued to, but excluding, as the case may be, the Interest Payment Date or the date of Maturity. Any payment of principal, premium or interest required to be made on a day that is not a Business Day (as defined below) may be made on the next succeeding Business Day and no interest shall accrue as a result of any such delayed payment.

B-4

CHI99 4594812-9.021110.0014

Each pending deposit message described under Settlement Procedure “C” below will be routed to Standard & Poor's, which will use the message to include certain information regarding the related Notes in the appropriate daily bond report published by Standard & Poor's Corporation.

Each Note will bear interest from, and including, its Original Issue Date at the fixed rate per annum, or pursuant to the interest rate formula, set forth thereon and in the applicable Pricing Supplement until the principal amount thereof is paid, or made available for payment, in full. Unless otherwise specified in the applicable Pricing Supplement, interest on each Note will be payable either monthly, quarterly, semi-annually or annually on each Interest Payment Date and at the Maturity Date. Interest will be payable to the person in whose name a Note is registered at the close of business on the Regular Record Date next preceding each Interest Payment Date; provided, however, interest payable at the Maturity Date will be payable to the person to whom principal shall be payable.

Any payment of principal, and premium, if any, or interest required to be made on a Note on a day which is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day, and no additional interest shall accrue as a result of such delayed payment (except that in the case of a LIBOR Note, if such day falls in the next calendar month, such Interest Payment Date will be the preceding day that is a London Business Day). The interest rates the Company will agree to pay on newly-issued Notes are subject to change without notice by the Company from time to time, but no such change will affect any Notes already issued or as to which an offer to purchase has been accepted by the Company.

The Interest Payment Dates and the Regular Record Dates with respect to any Interest Payment Date shall be as specified in the Prospectus and the applicable Pricing Supplement.

B-5

CHI99 4594812-9.021110.0014

Payments of Principal and Interest:

Payments of Principal and Interest. Promptly after each Regular Record Date, the Trustee will deliver to the Company and DTC a written notice specifying by CUSIP number the amount of interest, if any, to be paid on each Global Note on the following Interest Payment Date (other than an Interest Payment Date coinciding with a Maturity Date) and the total of such amounts. DTC will confirm the amount payable on each Global Note on such Interest Payment Date by reference to the daily bond reports published by Standard & Poor's. On such Interest Payment Date, the Company will pay to the Trustee, and the Trustee in turn will pay to DTC, such total amount of interest due (other than on the Maturity Date), at the times and in the manner set forth below under “Manner of Payment.” If any Interest Payment Date for any Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Interest Payment Date.

Payments on the Maturity Date. On or about the first Business Day of each month, the Trustee will deliver to the Company and DTC a written list of principal, premium, if any, and interest to be paid on each Global Note representing Notes maturing or subject to redemption or repayment in the following month. The Trustee, the Company and DTC will confirm the amounts of such principal, premium, if any, and interest payments with respect to each Global Note on or about the fifth Business Day preceding the Maturity Date of such Global Note. On the Maturity Date, the Company will pay to the Trustee, and the Trustee in turn will pay to DTC, the principal amount of such Global Note, together with interest and premium, if any, due on such Maturity Date, at the times and in the manner set forth below under “Manner of Payment.” If the Maturity Date of any Global Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Maturity Date. Promptly after payment to DTC of the principal and interest due on the Maturity Date of such Global Note and all other Notes represented by such Global Note, the Trustee will cancel and destroy such Global Note in accordance with the Indenture and so advise the Company.

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CHI99 4594812-9.021110.0014

Manner of Payment. The total amount of any principal, premium, if any, and interest due on Global Notes on any Interest Payment Date or at the Maturity Date shall be paid by the Company to the Trustee in immediately available funds on such date. The Company will make such payment on such Global Notes to an account specified by the Trustee. Prior to 10:00 a.m., New York City time, on the date of Maturity or as soon as possible thereafter, the Trustee will make payment to DTC in accordance with existing arrangements between DTC and the Trustee, in funds available for immediate use by DTC, each payment of interest, principal and premium, if any, due on a Global Note on such date. On each Interest Payment Date (other than on the Maturity Date) the Trustee will pay DTC such interest payments in same-day funds in accordance with existing arrangements between the Trustee and DTC. Thereafter, on each such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants with payments in amounts proportionate to their respective holdings in principal amount of beneficial interest in such Global Note as are recorded in the book-entry system maintained by DTC. Neither the Company nor the Trustee shall have any direct responsibility or liability for the payment by DTC of the principal of, or premium, if any, or interest on, the Notes to such Participants.

Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Note will be determined and withheld by the Participant, indirect participant in DTC or other person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

Procedure for Rate Setting and Posting:

The Company and the Purchasing Agent will discuss, from time to time, the aggregate principal amounts of, the Maturities, the Issue Price and the interest rates to be borne by Notes that may be sold as a result of the solicitation of orders by the Agents. If the Company decides to set interest rates borne by any Notes in respect of which the Agents are to solicit orders (the setting of such interest rates to be referred to herein as “Posting”) or if the Company decides to change interest rates previously posted by it, it will promptly advise the Purchasing Agent of the prices and interest rates to be posted.

The Purchasing Agent will assign a separate CUSIP number for each tranche of Notes to be posted, and will so advise and notify the Company and the Trustee of said assignment by telephone and/or by telecopier or other form of electronic transmission. The Purchasing Agent will include the assigned CUSIP number on all Posting notices communicated to the Agents and Selected Dealers.

Offering of Notes:

In the event that there is a Posting, the Purchasing Agent will communicate to each of the Agents and Selected Dealers the aggregate principal amount and maturities of, along with the interest rates to be borne by, each tranche of Notes that is the subject of the Posting. Thereafter, the Agents and the Selected Dealers will solicit offers to purchase the Notes accordingly.

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Purchase of Notes by the Purchasing Agent:

The Purchasing Agent will, as soon as practicable after 2:00 p.m. (New York City time) on the seventh day subsequent to the day on which such Posting occurs, or if such seventh day is not a Business Day on the succeeding Business Day, or on such other Business Day and time as shall be mutually agreed upon by the Company and the Purchasing Agent (any such day, a “Trade Day”), (i) complete, execute and deliver to the Company a Terms Agreement that sets forth, among other things, the amount of each tranche that the Purchasing Agent is offering to purchase or (ii) inform the Company that none of the Notes of a particular tranche will be purchased by the Purchasing Agent.

Acceptance and Rejection of Orders:

Unless otherwise agreed by the Company and the Purchasing Agent, the Company has the sole right to accept orders to purchase Notes and may reject any such order in whole or in part. Unless otherwise instructed by the Company, the Purchasing Agent will promptly advise the Company by telephone of all offers to purchase Notes received by it, other than those rejected by it in whole or in part in the reasonable exercise of its discretion. No order for less than $1,000 principal amount of Notes will be accepted.

Upon receipt of a completed and executed Terms Agreement from the Purchasing Agent, the Company will (i) promptly execute and return such Terms Agreement to the Purchasing Agent or (ii) inform the Purchasing Agent that its offer to purchase the Notes of a particular tranche has been rejected, in whole or in part. The Purchasing Agent will thereafter promptly inform the Agents and participating Selected Dealers of the action taken by the Company.

Preparation of Pricing Supplement:

If any offer to purchase a Note is accepted by or on behalf of the Company, the Company will provide a Pricing Supplement to the Purchasing Agent and Trustee reflecting the terms of such Note and will file such Pricing Supplement with the SEC in accordance with the applicable paragraph of Rule 424(b) under the Act. The parties acknowledge that pricing and price-dependent information may, of necessity, appear only in the final Pricing Supplement and not in the preliminary Pricing Supplement. The Company shall use its reasonable best efforts to send such Pricing Supplement by email or telecopy to the Purchasing Agent and the Trustee by 3:00 p.m. (New York City Time) on the applicable Trade Day. The Purchasing Agent shall use its reasonable best efforts to send such Pricing Supplement and the Prospectus by email or telecopy or overnight express (for delivery by the close of business on the applicable Trade Day, but in no event later than 11:00 a.m. New York City time, on the Business Day following the applicable Trade Date) to each Agent and each Selected Dealer which made or presented the offer to purchase the applicable Note and the Trustee at the following applicable address:

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CHI99 4594812-9.021110.0014

if to Banc of America Securities LLC, to:

Banc of America Securities LLC
9 West 57th Street
NY1-301-2M-01
New York, New York 10019
Attention: Ileana I. Chu
Fax: (212) 847-5184
Email: ileana.i.chu@bankofamerica.com

If to HSBC Securities (USA) Inc., to: HSBC Securities (USA) Inc. HSBC Tower 3 452 5th Avenue New York, NY 10018 Attention: Transaction Management Group Fax: (646) 366-3338

With a copy to ADP Prospectus Services C/O HSBC Securities (USA) Inc. 1155 Long Island Avenue, Bay 1-7 Edgewood, NY 11717 Attention: Glynnis Castillo Fax: (631) 254-7140

if to Incapital LLC, to: 1 North LaSalle Suite 3500 Chicago, Illinois 60602 Attention: Joe Novak Telephone: (312) 379-3710 Fax: (312) 379-3711 Email: joe.novak@incapital.com if to the Agents:

A.G. Edwards& Sons, Inc.
1 N. Jefferson
St. Louis, MO 63103
Attention: Joyce Opinsky
Fax: (314) 955-7341

Charles Schwab & Co., Incorporated
101 Montgomery Street
San Francisco, CA 94104
Attention: Peter Campfield SF345CAL-19-113
Fax: (415) 667-5090

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CHI99 4594812-9.021110.0014

Citigroup Global Markets Inc. 388 Greenwich Street, 34th Floor New York, NY 10013 Attention: Transaction Execution Group Fax: (646) 291-5209

Edward D. Jones & Co., L.P. Corporate Bond Department 12555 Manchester Road. St. Louis, Missouri 63131 Attention: Alex Bast Fax: (314) 515-3502 Email: alex.bast@edwardjones.com

Fidelity Capital Markets Services World Trade Center 200 Seaport Blvd; MZ: Z2H Boston, MA 02210 Attention: Michael Prucher Fax: (617) 385-2678 Email: michael.prucher@fmr.com

Merrill Lynch, Pierce, Fenner & Smith Incorporated
Merrill Lynch Production Technologies
4 Corporate Place
Piscataway, NJ 08854
Attention: Diane Walker
Email: mtnsuppl@na2.us.ml.com
Fax: (732) 878-6481

Morgan Stanley & Co. Incorporated
1585 Broadway
2nd Floor
New York, NY 10036
Attention: Greg Hamwi
Fax: (212) 507-2460

with copy to:
ADP
1155 Long Island Avenue
Edgewood, NY 11717
Attn: Morgan Stanley Prospectuses

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RBC Dain Rauscher Inc. 60 South Sixth Street Minneapolis, MN 55402 Attention: Rob Foerster Fax: (612) 371-7731 Email: rob.foerster@rbcdain.com

UBS Securities LLC
800 Harbor Blvd., 3rd Floor
Weehawken, New Jersey 07086-6793
Attention: Corporate Bond Trading

Fax #: (201) 272-2814
With a copy to:
Carrie McCann
Fax: (201) 352-4452
email: carrie.mccann@ubs.com

Don Oliver
Fax: (201) 272-2814
email: don.oliver@ubs.com

Wachovia Securities LLC 901 East Byrd Street West Tower - 3rd Floor Richmond, VA 23219 Attention: George Curci Fax: (804) 868-2296

For record keeping purposes, one copy of each Pricing Supplement, as so filed, shall also be mailed or telecopied to:

McDermott Will & Emery LLP
227 W. Monroe Street
Chicago, Illinois 60606
Attention: John Tamisiea and Eric Orsic
Telephone: (312) 372-2000
Telecopier: (312) 984-7700

and to:

Banc of America Securities LLC 9 West 57th Street NY1-301-2M-01 New York, New York 10019 Attention: Ileana I. Chu Fax: (212) 847-5184 Email: ileana.i.chu@bankofamerica.com

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CHI99 4594812-9.021110.0014

Each such Agent or Selected Dealer, in turn, pursuant to the terms of the Selling Agreement and the Master Selected Dealer Agreement, will cause to be delivered a copy of the Prospectus and the applicable Pricing Supplement to each purchaser of Notes from such Agent or Selected Dealer.

Outdated Pricing Supplements and the Prospectuses to which they are attached (other than those retained for files) will be destroyed.

Delivery of Confirmation and Prospectus to Purchaser by Presenting Agent:

Subject to “Suspension of Solicitation; Amendment or Supplement” below, the Agents will deliver or otherwise make available a Prospectus and Pricing Supplement as herein described with respect to each Note sold by it.

For each offer to purchase a Note accepted by or on behalf of the Company, the Purchasing Agent will confirm in writing with each Agent and Selected Dealer the terms of such Note, the amount being purchased by such Agent or Selected Dealer and other applicable details described above, delivery and payment instructions and the information required by Rule 173 under the 1933 Act, with a copy to the Company.

In addition, each Agent or Selected Dealer, as the case may be, will deliver to investors purchasing the Notes the Prospectus (including the Pricing Supplement) in relation to such Notes to any purchaser of the Notes who so requests.

Settlement:

The receipt of immediately available funds by the Company in payment for Notes and the authentication and issuance of the Global Note representing such Notes shall constitute “Settlement” with respect to such Note. All orders accepted by the Company will be settled within one to three Business Days pursuant to the timetable for Settlement set forth below, unless the Company and the purchaser agree to Settlement on a later date, and shall be specified upon acceptance of such offer; provided, however, in all cases the Company will notify the Trustee on the date issuance instructions are given.

Settlement Procedures:

In connection with a purchase of Notes by the Purchasing Agent, appropriate Settlement details will be set forth in the applicable Terms Agreement to be entered into between the Purchasing Agent and the Company pursuant to the Selling Agreement. Settlement Procedures with regard to each Note sold to the Purchasing Agent by the Company, shall be as follows:

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A.         After the oral acceptance of an offer by the Company with respect to a Note, the Purchasing Agent will prepare and deliver to the Company for execution the Terms Agreement containing the following details of the terms of the Notes to be purchased by the Purchasing Agent:

1. Principal amount of the purchase;

2. Interest;

(a) Fixed Rate Notes:

(i) interest rate.

(b) Floating Rate Notes:

(i) interest rate basis;

(ii) initial interest rate;

(iii) spread or spread multiplier, if any;

(iv) interest reset dates;

(v) interest reset period;

(vi) interest payment dates;

(vii) interest payment period;

(viii) index maturity;

(ix) maximum or minimum interest rate, if any;

(x) calculation date; and

(xi) interest determination date.

3. Interest Payment Frequency;

4. Settlement Date;

5. Stated Maturity Date;

6. Price to Public;

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CHI99 4594812-9.021110.0014

7. Purchasing Agent's commission determined pursuant to Section IV(a) of the Selling Agreement;

8. Net proceeds to the Company;

9. Trade Date;

10. If a Note is redeemable by the Company or repayable by the Noteholder, such of the following as are applicable:

(a) The date on and after which such Note may be redeemed/repaid (the “Redemption/Repayment Commencement Date”),

(b) Initial redemption/repayment price (% of par), and

(c) Amount (% of par) that the initial redemption/repayment price shall decline (but not below par) on each anniversary of the Redemption/Repayment Commencement Date;

11. Whether the Note has a Survivor's Option;

12. If a Discount Note, the total amount of original issue discount, the yield to maturity and the initial accrual period of original issue discount;

13. The CUSIP Number; and

14. Such other terms as are necessary to complete the applicable form of Note.

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B.          The Company will confirm the acceptance of the offer to purchase Notes by executing the Terms Agreement and forwarding it to the Purchasing Agent and the Trustee by telecopier or other form of electronic transmission. Each such acceptance by the Company will be deemed to constitute a representation and warranty by the Company to the Trustee, the Purchasing Agent and the Agents that (i) such Note is then, and at the time of issuance and sale thereof will be, duly authorized for issuance and sale by the Company; (ii) such Note, and the Global Note representing such Note, will conform with the terms of the Indenture; and (iii) upon authentication and delivery of the Global Note representing such Note, the aggregate principal amount of all Notes issued under the Indenture will not exceed the aggregate principal amount of Notes authorized for issuance at such time by the Company.

C. The Trustee will communicate to DTC and the Purchasing Agent through DTC's Participant Terminal System, a pending deposit message specifying the following Settlement information:

1. The information received in accordance with Settlement Procedure “A”.

2. The numbers of the participant accounts maintained by DTC on behalf of the Trustee and the Purchasing Agent.

3. Identification as a Fixed Rate Note or a Floating Rate Note.

4. The initial Interest Payment Date for such Note, number of days by which such date succeeds the related DTC record date (which term means the Regular Record Date), and if then calculated, the amount of interest payable on such Initial Interest Payment Date (which amount shall have been confirmed by the Trustee).

5. The CUSIP number of the Global Note representing such Notes.

6. Whether such Global Note represents any other Notes issued or to be issued (to the extent then known).

D. DTC will credit such Note to the participant account of the Trustee maintained by DTC.

E. The Trustee will complete and deliver a Global Note representing such Note in a form that has been approved by the Company, the Purchasing Agent, the Agents and the Trustee.

F. The Trustee will authenticate the Global Note representing such Note and maintain possession of such Global Note.

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CHI99 4594812-9.021110.0014

G.         The Trustee will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC to (i) debit such Note to the Trustee's participant account and credit such Note to the participant account of the Purchasing Agent maintained by DTC and (ii) debit the settlement account of the Purchasing Agent and credit the settlement account of the Trustee maintained by DTC, in an amount equal to the price of such Note less the Purchasing Agent's commission. The entry of such a deliver order shall be deemed to constitute a representation and warranty by the Trustee to DTC that (a) the Global Note representing such Note has been issued and authenticated and (b) the Trustee is holding such Global Note pursuant to the Certificate Agreement.

H.         The Purchasing Agent will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC to (i) debit such Note to the Purchasing Agent's participant account and credit such Note to the participant accounts of the Participants to whom such Note is to be credited maintained by DTC and (ii) debit the settlement accounts of such Participants and credit the settlement account of the Purchasing Agent maintained by DTC, in an amount equal to the price of the Note less the agreed upon commission so credited to their accounts.

I.            Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures “G” and “H” will be settled in accordance with SDFS operating procedures in effect on the Settlement Date.

J.           The Trustee will credit or wire transfer to an account of the Company specified from time to time by the Company funds available for immediate use in an amount equal to the amount credited to the Trustee's DTC participant account in accordance with Settlement Procedure “G”.

K. The Trustee will send a copy of the Global Note representing such Note by first-class mail to the Company.

L.          Each Agent and Selected Dealer will confirm the purchase of each Note to the purchaser thereof either by transmitting to the Participant to whose account such Note has been credited a confirmation order through DTC's Participant Terminal System or by mailing a written confirmation to such purchaser. In all cases the Prospectus as most recently amended or supplemented must accompany or precede such confirmation.

M.         At the request of the Company, the Trustee will send to the Company a statement setting forth the principal amount of Notes outstanding as of that date under the Indenture and setting forth the CUSIP number(s) assigned to, and a brief description of, any orders which the Company has advised the Trustee but which have not yet been settled.

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CHI99 4594812-9.021110.0014

Settlement Procedures Timetable:	Settlement Procedures “A” through “M” shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

Settlement Procedure Time

A                2:00 p.m. on the Trade Day
B                5:00 p.m. on the Trade Day
C                2:00 p.m. on the Business Day before the
               Settlement Date.
D                10:00 a.m. on the Settlement Date
E                12:00 p.m. on the Settlement Date.
F                12:30 p.m. on the Settlement Date.
G-H                2:00 p.m. on the Settlement Date.
I                4:45 p.m. on the Settlement Date.
J-L                5:00 p.m. on the Settlement Date.
M                At the request of the Company.

NOTE: The Prospectus as most recently amended or supplemented must accompany or precede any written confirmation given to the customer (Settlement Procedure “L”). Settlement Procedure “I” is subject to extension in accordance with any extension Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date.

If Settlement of a Note is rescheduled or cancelled, the Trustee will deliver to DTC, through DTC's Participant Terminal System, a cancellation message to such effect by no later than 2:00 p.m., New York City time, on the Business Day immediately preceding the scheduled Settlement Date.

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CHI99 4594812-9.021110.0014

Failure to Settle:

If the Trustee fails to enter an SDFS deliver order with respect to a Note pursuant to Settlement Procedure “G”, the Trustee may deliver to DTC, through DTC's Participant Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Note to the participant account of the Trustee maintained at DTC. DTC will process the withdrawal message, provided that such participant account contains Notes having the same terms and having a principal amount that is at least equal to the principal amount of such Note to be debited. If withdrawal messages are processed with respect to all the Notes issued or to be issued represented by a Global Note, the Trustee will cancel such Global Note in accordance with the Indenture, make appropriate entries in its records and so advise the Company. The CUSIP number assigned to such Global Note shall, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. If withdrawal messages are processed with respect to one or more, but not all, of the Notes represented by a Global Note, the Trustee will exchange such Global Note for two Global Notes, one of which shall represent such Notes and shall be cancelled immediately after issuance, and the other of which shall represent the remaining Notes previously represented by the surrendered Global Note and shall bear the CUSIP number of the surrendered Global Note. If the purchase price for any Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the Purchasing Agent may enter SDFS deliver orders through DTC's participant Terminal System reversing the orders entered pursuant to Settlement Procedures “G” and “H”, respectively. Thereafter, the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than default by the Purchasing Agent or any Agent in the performance of its obligations hereunder or under the Selling Agreement, the Company will reimburse the Purchasing Agent or any Agent on an equitable basis for its reasonable out-of-pocket accountable expenses actually incurred and loss of the use of funds during the period when they were credited to the account of the Company.

Notwithstanding the foregoing, upon any failure to settle with respect to a Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of Notes that were to have been represented by a Global Note, the Trustee will provide, in accordance with Settlement Procedures “E” and “F”, for the authentication and issuance of a Global Note representing the other Notes to have been represented by such Global Note and will make appropriate entries in its records.

Suspension of Solicitation Amendment or Supplement:

Subject to the Company's representations, warranties and covenants contained in the Selling Agreement, the Company may instruct the Purchasing Agent to instruct the Agents to suspend at any time for any period of time or permanently, the solicitation of orders to purchase Notes. Upon receipt of such instructions (which may be given orally), each Agent will forthwith suspend solicitation until such time as the Company has advised it that solicitation of purchases may be resumed.

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CHI99 4594812-9.021110.0014

In the event that at the time the Company suspends solicitation of purchases there shall be any orders outstanding for settlement, the Company will promptly advise the Purchasing Agent, the Agents and the Trustee whether such orders may be settled and whether copies of the Prospectus as in effect at the time of the suspension may be delivered in connection with the settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangements which may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus may not be so delivered.

If the Company decides to amend or supplement the Registration Statement or the Prospectus, it will promptly advise the Purchasing Agent and the Agents and furnish the Purchasing Agent and the Trustee with the proposed amendment or supplement and with such certificates and opinions as are required, all to the extent required by and in accordance with the terms of the Selling Agreement. Subject to the provisions of the Selling Agreement, the Company may file with the Commission any supplement to the Prospectus relating to the Notes. The Company will provide the Purchasing Agent and the Trustee with copies of any such supplement, and confirm to the Purchasing Agent that such supplement has been filed with the SEC.

Trustee Not to Risk Funds:

Nothing herein shall be deemed to require the Trustee to risk or expend its own funds in connection with any payment to the Company, or the Purchasing Agent, the Agents or the purchasers, it being understood by all parties that payments made by the Trustee to either the Company, the Purchasing Agent or the Agents shall be made only to the extent that funds are provided to the Trustee for such purpose.

Advertising Costs:

The Company shall have the sole right to approve the form and substance of any advertising the Purchasing Agent or an Agent may initiate in connection with the solicitation of offers to purchase the Notes. The expense of such advertising will be solely the responsibility of the Purchasing Agent or such Agent, unless otherwise agreed to by the Company.

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EXHIBIT C

TERMS AGREEMENT

, 200_

HSBC Finance Corporation

2700 Sanders Road

Prospect Heights, Illinois 60070

Attention: Secretary

The undersigned agrees to purchase the following HSBC Finance InterNotes®:

The terms of such Notes shall be as follows:

CUSIP Number_____________

Principal Amount:

Interest Rate Provisions:

If Fixed Rate:

(a)	interest rate:

If Floating Rate:

(a)	interest rate basis:
(b)	initial interest rate:
(c)	spread or spread multiplier, if any:
(d)	interest reset dates:
(e)	interest reset period:
(f)	interest payment dates:
(g)	interest payment period:
(h)	index maturity:
(i)	maximum or minimum interest rate,
if any:
(j)	calculation date:
(k)	interest determination date:

Original Issue Date: __________

Maturity Date: __________

Price to Public: __________%

Commission: ___%

Proceeds to Issuer: _________

Settlement Date, Time and Place: __________

Survivor's Option: __________

Interest Payment Frequency: __________

Optional Redemption/Repayment provisions, if any: __________

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CHI99 4594812-9.021110.0014

[Any other terms and conditions agreed

to by the Purchasing Agent and the Company]

INCAPITAL LLC

By:

Title:

ACCEPTED

HSBC FINANCE CORPORATION

By:

Title:

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EXHIBIT D

MASTER SELECTED DEALER AGREEMENT

Dear.:

In connection with public offerings of securities after the date hereof for which we are acting as lead agent, as lead or co-manager of an underwriting syndicate or in connection with unregistered (pursuant to Rule 144A or otherwise exempt) offerings of securities for which we are acting as lead agent or lead or co-manager or otherwise involved in the distribution of securities by means of an offering of securities for sale to selected dealers, you may be offered the right as such a selected dealer to purchase as principal a portion of such securities. This will confirm our mutual agreement as to the general terms and conditions applicable to your participation in any such selected dealer group organized by us as follows.

1.            Applicability of this Agreement. The terms and conditions of this letter agreement (this “Agreement”) shall be applicable to any public offering of securities ("Securities"), whether pursuant to a registration statement filed under the Securities Act of 1933, as amended (the "Securities Act"), or exempt from registration thereunder (other than a public offering of Securities effected wholly outside the United States of America), in respect of which Incapital LLC (“Incapital”), clearing through RBC Dain Correspondent Services (the "Account") (acting for its own Account or for the account of any underwriting or agent or similar group or syndicate) is responsible for managing or otherwise implementing the sale (whether by acting as lead agent or manager or by facilitating the re-offer of Securities or otherwise) of the Securities to selected dealers ("Selected Dealers") and has expressly informed you that these terms and conditions shall be applicable. Any such offering of Securities to you as a Selected Dealer is hereinafter called an "Offering". In the case of any Offering where we are acting for the account of any underwriting or agent or similar group or syndicate (whether purchasing as principal for resale or soliciting as agent purchases of Securities directly from the issuer) ("Underwriters"), the terms and conditions of this Agreement shall be for the benefit of, and binding upon, such Underwriters, including, in the case of any Offering where we are acting with others as representatives of Underwriters, such other representatives. The use of the defined term Underwriter shall be understood to include acting as agent.

2.            Conditions of Offering; Acceptance and Purchases. Any Offering: (i) will be subject to delivery of the Securities and their acceptance by us and any other Underwriters; (ii) may be subject to the approval of all legal matters by counsel and the satisfaction of other conditions, and (iii) may be made on the basis of reservation of Securities or an allotment against subscription. We will advise you by electronic mail, facsimile or other form of Written Communication (as defined below) of the particular method and supplementary terms and conditions (including, without limitation, the information as to prices and offering date referred to in Section 3(c) hereof) of any Offering in which you are invited to participate. "Written Communication" may include, in the case of any Offering described in Section 3(a) hereof, Additional Information (as defined below) and, in the case of any Offering described in Section or 3(b) hereof, an offering circular) You agree that if we make electronic delivery of a prospectus or an offering circular or any supplement thereto, we have satisfied our obligation, if any, pursuant to Section 3 hereof to deliver to you a prospectus or an offering circular or any

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CHI99 4594812-9.021110.0014

supplement thereto. To the extent such supplementary terms and conditions are inconsistent with any provision herein, such terms and conditions shall supersede any such provision. Unless otherwise indicated in any such Written Communication, acceptances and other communications by you with respect to an Offering should be sent to Incapital LLC, One North LaSalle Street, Suite 3500, Chicago, Illinois 60602 (Fax: (312) 379-3701). We reserve the right to reject any acceptance in whole or in part. Unless notified otherwise by us, Securities purchased by you shall be paid for on such date as we shall determine, on one day's prior notice to you, by electronic transfer in an amount equal to the Public Offering Price (as hereinafter defined) or, if we shall so advise you, at such Public Offering Price less the Concession (as hereinafter defined), payable in Federal funds to the order of RBC Dain Correspondent Services clearing for the account of Incapital LLC, against delivery of the Securities. If Securities are purchased and paid for at such Public Offering Price, such Concession will be paid after the termination of the provisions of Section 3(c) hereof with respect to such Securities. Notwithstanding the foregoing, unless notified otherwise by us, payment for and delivery of Securities purchased by you shall be made through the facilities of The Depository Trust Company, if you are a member, unless you have otherwise notified us prior to the date specified in a Written Communication to you from us or, if you are not a member, settlement may be made through a correspondent who is a member pursuant to instructions which you will send to us prior to such specified date.

3.	Offering Materials and Arrangements.

(a)          Registered Offerings. In the case of any Offering of Securities that are registered under the Securities Act ("Registered Offering"), the following terms shall have the following meanings. The term “Preliminary Prospectus” means any preliminary prospectus relating to the Offering or any preliminary prospectus supplement together with a prospectus relating to the Offering. The term “Prospectus” means the prospectus, together with the final prospectus supplement, if any, relating to the Offering filed or to be filed under Rule 424 of the Securities Act. The term “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act and the term “Permitted Free Writing Prospectus” means (i) a free writing prospectus authorized for use by us and the issuer in connection with the Offering of the Securities that has been or will be filed with the Commission in accordance with Rule 433(d) of the Securities Act or (ii) a free writing prospectus containing solely a description of terms of the Securities that (a) does not reflect the final terms, (b) is exempt from the filing requirement pursuant to Rule 433(d)(5)(i) and (c) is furnished to you by Incapital LLC. “Additional Information” means the Preliminary Prospectus together with each Permitted Free Writing Prospectus, if any, delivered to you relating to the Offering of Securities. In connection with any Registered Offering, we will provide to you electronically copies of the Additional Information and of the Prospectus (other than in each case information incorporated by reference therein) for the purposes contemplated by the Securities Act and the Securities Exchange Act of 1934 (the "Exchange Act") and the applicable rules and regulations of the Securities and Exchange Commission (the “Commission) thereunder and will make available to you such number of copies of the Prospectus as you may reasonably request as soon as practicable after sufficient copies are made available to us by the issuer of the Securities.

You agree that you will not use, authorize use of, refer to, or participate in the planning for use of any written communication (as defined in Rule 405 under the Securities Act) concerning the Offering, any issuer of the Securities, (including, without limitation, any free

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writing prospectus and any information furnished by us and any issuer of Securities but not incorporated by reference into the Preliminary Prospectus or Prospectus) other than (a) any Preliminary Prospectus or Prospectus or (b) any Permitted Free Writing Prospectus.

You represent and warrant that you are familiar with the rules relating to the distribution of a Preliminary Prospectus and agree that you will comply therewith. You agree to make a record of your distribution of each Preliminary Prospectus and, when furnished with copies of any revised Preliminary Prospectus, you will, upon our request, promptly forward copies thereof to each person to whom you have theretofore distributed a Preliminary Prospectus.

You agree that in purchasing Securities in a Registered Offering you will rely upon no statement whatsoever, written or oral, other than the statements in the Preliminary Prospectus or final Prospectus delivered to you by us. You will not be authorized by the issuer or other seller of Securities offered pursuant to a prospectus or by any Underwriter to give any information or to make any representation not contained in the prospectus in connection with the sale of such Securities.

(b)          Offerings Pursuant to Offering Circular. In the case of any Offering of Securities, other than a Registered Offering, which is made pursuant to an offering circular or other document comparable to a prospectus in a Registered Offering, we will provide to you electronically copies of each preliminary offering circular, if any, any offering circular supplement and of the final offering circular relating thereto will make available to you such number of copies of the final offering circular as you may reasonably request as soon as practicable after sufficient copies are made available to us by the issuer of the Securities. You agree that you will comply with the applicable Federal and state laws, and the applicable rules and regulations of any regulatory body promulgated thereunder, governing the use and distribution of offering circulars by brokers or dealers.

You agree that in purchasing Securities pursuant to an offering circular you will rely upon no statements whatsoever, written or oral, other than the statements in the preliminary or final offering circular delivered to you by us. You will not be authorized by the issuer or other seller of Securities offered pursuant to an offering circular or by any Underwriter to give any information or to make any representation not contained in the offering circular in connection with the sale of such Securities.

(c)          Offer and Sale to the Public. With respect to any Offering of Securities, we will inform you by a Written Communication of the public offering price, the selling concession, the reallowance (if any) to dealers and the time when you may commence selling Securities to the public. After such public offering has commenced, we may change the public offering price, the selling concession and the reallowance to dealers. The offering price, selling concession and reallowance (if any) to dealers at any time in effect with respect to an Offering are hereinafter referred to, respectively, as the "Public Offering Price," the "Concession" and the "Reallowance." With respect to each Offering of Securities, until the provisions of this Section 3(c) shall be terminated pursuant to Section 5 hereof, you agree to offer Securities to the public at no more than the Public Offering Price. If so notified by us, you may sell Securities to the public at a lesser negotiated price than the Public Offering Price, but in an amount not to exceed the "Concession." If a Reallowance is in effect, a reallowance from the Public Offering Price not in

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excess of such Reallowance may be allowed as consideration for services rendered in distribution to dealers who are actually engaged in the investment banking or securities business, who are either (i) members in good standing of the Financial Industry Regulatory Authority (“FINRA”)(former the National Association of Securities Dealers, Inc. (“NASD”)) who agree to abide by the applicable rules of FINRA (see Section 4(a) below) or (ii) foreign banks, dealers or institutions not eligible for membership in FINRA who represent to you that they will promptly reoffer such Securities at the Public Offering Price and will abide by the conditions with respect to foreign banks, dealers and institutions set forth in Section 4(a) hereof.

(d)          Over-allotment; Stabilization; Unsold Allotments. We may, with respect to any Offering, be authorized to over-allot in arranging sales to Selected Dealers, to purchase and sell Securities for long or short account and to stabilize or maintain the market price of the Securities. You agree that, upon our request at any time and from time to time prior to the termination of the provisions of Section 3(c) hereof with respect to any Offering, you will report to us the amount of Securities purchased by you pursuant to such Offering which then remain unsold by you and will, upon our request at any such time, sell to us for our account or the account of one or more Underwriters such amount of such unsold Securities as we may designate at the Public Offering Price less an amount to be determined by us not in excess of the Concession. If, prior to the later of (i) the termination of the provisions of Section 3(c) hereof with respect to any Offering or (ii) the covering by us of any short position created by us in connection with such Offering for our account or the account of one or more Underwriters, we purchase or contract to purchase for our account or the account of one or more Underwriters in the open market or otherwise any Securities purchased by you under this Agreement as part of such Offering, you agree to pay us on demand an amount equal to the Concession with respect to such Securities (unless you shall have purchased such Securities pursuant to Section 2 hereof at the Public Offering Price in which case we shall not be obligated to pay such Concession to you pursuant to Section 2 plus transfer taxes and broker's commissions or dealer's mark-up, if any, paid in connection with such purchase or contract to purchase.

4.	Representations, Warranties and Agreements.

(a)          FINRA. You represent and warrant that you are actually engaged in the investment banking or securities business and either a member in good standing of FINRA or, if you are not such a member, you are a foreign bank, dealer or institution not eligible for membership in FINRA which agrees to make no sales within the United States, its territories or its possessions or to persons who are citizens thereof or residents therein, and in making other sales to comply with FINRA’s interpretation with respect to free riding and withholding. You further represent, by your participation in an Offering, that you have provided to us all documents and other information required to be filed with respect to you, any related person or any person associated with you or any such related person pursuant to the supplementary requirements of FINRA’s interpretation with respect to review of corporate financing as such requirements relate to such Offering.

You agree that, in connection with any purchase or sale of the Securities wherein a Concession, discount or other allowance is received or granted, (1) you will comply with the provisions of Rule 2740 of the Conduct Rules of the NASD Manual (incorporated in the FINRA Rules) and (2) if you are a non-FINRA member broker or dealer in a foreign country, you will

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also comply (a) as though you were a FINRA member, with the provisions of Rules 2730, 2740, 2750, and 2790 of the Conduct Rules of the NASD Manual and (b) with Rule 2420 thereof as that section applies to a non-FINRA member broker or dealer in a foreign country.

You further agree that, in connection with any purchase of securities from us that is not otherwise covered by the terms of this Agreement (whether we are acting as manager, as a member of an underwriting syndicate or a selling group or otherwise), if a selling Concession, discount or other allowance is granted to you, clauses (1) and (2) of the preceding paragraph will be applicable.

(b)          Relationship Among Underwriters and Selected Dealers. We may buy Securities from or sell Securities to any Underwriter or Selected Dealer and, without consent, the Underwriters (if any) and the Selected Dealers may purchase Securities from and sell Securities to each other at the Public Offering Price less all or any part of the Concession. Unless otherwise specified in a separate agreement between you and us, this agreement does not authorize you to act as agent for: (i) us; (ii) any Underwriter; (iii) the issuer; or (iv) other seller of any Securities in offering Securities to the public or otherwise. Neither we nor any Underwriter shall be under any obligation to you except for obligations assumed hereby or in any Written Communication from us in connection with any Offering. Nothing contained herein or in any Written Communication from us shall constitute the Selected Dealers an association or partners with us or any Underwriter or with one another. If the Selected Dealers, among themselves or with the Underwriters, should be deemed to constitute a partnership for Federal income tax purposes, then you elect to be excluded from the application of Subchapter K, Chapter 1, Subtitle A of the Internal Revenue Code of 1986 and agree not to take any position inconsistent with that election. You authorize us, in our discretion, to execute and file on your behalf such evidence of that election as may be required by the Internal Revenue Service. In connection with any Offering, you shall be liable for your proportionate amount of any tax, claim, demand or liability that may be asserted against you alone or against one or more Selected Dealers participating in such Offering, or against us or the Underwriters, based upon the claim that the Selected Dealers, or any of them, constitute an association, an unincorporated business or other entity, including, in each case, your proportionate amount of any expense incurred in defending against any such tax, claim, demand or liability.

(c)          Role of Incapital; Legal Responsibility. Incapital is acting as representative of each of the Underwriters in all matters connected with the Offering of the Securities and with the Underwriters’ purchases (or solicitation for purchase) of the Securities. The rights and liabilities of each Underwriter of Securities and each Selected Dealer shall be several and not joint. Incapital, as such, shall have full authority to take such action as it deems advisable in all matters pertaining to the Offering of the Securities or arising under this Agreement. Incapital will have no liability to any Selected Dealer for any act or omission except for obligations expressly assumed by it hereunder, and no obligations on the part of Incapital will be implied hereby or inferred herefrom.

(d)          Blue Sky Laws. Upon application to us, we shall inform you as to any advice we have received from counsel concerning the jurisdictions in which Securities have been qualified for sale or are exempt under the securities or blue sky laws of such jurisdictions, but we do not assume any obligation or responsibility as to your right to sell Securities in any such jurisdiction.

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(e)          U. S. Patriot Act/Office of Foreign Asset Control (OFAC). You represent and warrant, on behalf of yourself and any subsidiary, affiliate, or agent to be used by you in the context of this Agreement, that you and they comply and will comply with all applicable rules and regulations of the Office of Foreign Assets Control of the U.S. Department of the Treasury and all applicable requirements of the U.S. Bank Secrecy Act and the USA PATRIOT Act and the rules and regulations promulgated thereunder.

(f)           Cease and Desist Proceedings. You represent and warrant that you are not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the Offering.

5.            Indemnification. You hereby agree to indemnify and hold us harmless and to indemnify and hold harmless the Issuers, any Underwriter and any of our affiliates from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any action or claim) caused by your failure or the failure of any other subsidiary, affiliate or agent of yours or the failure of any Selling Agent of yours to offer or sell the Securities in compliance with any applicable law or regulation, to comply with the provisions hereof including, but not limited to, any actual or alleged breach or violation of any representations and warranties contained herein or to obtain any consent, approval or permission required in connection with the distribution of the Securities.

6.            Termination, Supplements and Amendments. This Agreement shall continue in full force and effect until terminated by a written instrument executed by each of the parties hereto. This Agreement may be supplemented or amended by us by written notice thereof to you, and any such supplement or amendment to this Agreement shall be effective with respect to any Offering to which this Agreement applies after the date of such supplement or amendment. Each reference to "this Agreement" herein shall, as appropriate, be to this Agreement as so amended and supplemented. The terms and conditions set forth in Section 3(c) hereof with regard to any Offering will terminate at the close of business on the 30th day after the commencement of the public offering of the Securities to which such Offering relates, but in our discretion may be extended by us for a further period not exceeding 30 days and in our discretion, whether or not extended, may be terminated at any earlier time.

7.            Successors and Assigns. This Agreement shall be binding on, and inure to the benefit of, the parties hereto and other persons specified in Section 1 hereof, and the respective successors and assigns of each of them.

8.            Governing Law. This Agreement and the terms and conditions set forth herein with respect to any Offering together with such supplementary terms and conditions with respect to such Offering as may be contained in any Written Communication from us to you in connection therewith shall be governed by, and construed in accordance with, the laws of the State of Illinois.

9.            Supersedes Prior Agreement. This Agreement, as amended and supplemented from time to time, supersedes and replaces in its entirety any other selected dealers agreement and any

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other agreement between us governing similar transactions in which you are acting as a selected dealer, for all Offerings conducted from and after the date hereof.

Please confirm by signing and returning to us the enclosed copy of this Agreement that your subscription to, or your acceptance of any reservation of, any Securities pursuant to an Offering shall constitute (i) acceptance of and agreement to the terms and conditions of this Agreement (as supplemented and amended pursuant to Section 4 hereof) together with and subject to any supplementary terms and conditions contained in any Written Communication from us in connection with such Offering, all of which shall constitute a binding agreement between you and us, individually or as representative of any Underwriters, (ii) confirmation that your representations and warranties set forth in Section 3 hereof are true and correct at that time, (iii) confirmation that your agreements set forth in Sections 2 and 3 hereof have been and will be fully performed by you to the extent and at the times required thereby and (iv) in the case of any Offering described in Section 3(a) and 3(b) hereof, acknowledgment that you have requested and received from us sufficient copies of the final prospectus or offering circular, as the case may be, with respect to such Offering in order to comply with your undertakings in Section 3(a) or 3(b) hereof.

Very truly yours,

By:__________________________
Laura Elliott
Managing Director - Syndicate

CONFIRMED: ______________________, 20___

Company Name

By: _____________________________________

Name: ___________________________________

(Print name)

Title: ____________________________________

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